                                                                    EXHIBIT 2.05


                            REORGANIZATION AGREEMENT


     REORGANIZATION AGREEMENT dated as of October 17, 1995 (the "Plan"), by and between FIRST MIDLOTHIAN CORPORATION, a Texas corporation located in Midlothian, Texas ("First Midlothian"); FIRST NATIONAL BANK, a national banking association located in Midlothian, Texas ("First Bank"); all those individuals who have subscribed their names hereto individually and as a director (hereinafter referred to singly as a "Director" and collectively as the "Directors"); SURETY BANK, NATIONAL ASSOCIATION, a national banking association located in Lufkin, Texas ("Surety Bank"); and SURETY CAPITAL CORPORATION, a Delaware corporation located in Hurst, Texas ("Surety").

                                   WITNESSETH:

     WHEREAS, the Directors are the record and beneficial owners of 20,228 and 1/3rd of the issued and outstanding shares of common stock of First Midlothian and are the entire Board of Directors of First Midlothian;

     WHEREAS, First Midlothian is the record and beneficial owner of all of the issued and outstanding shares of common stock of First Bank;

     WHEREAS, Surety is the record and beneficial owner of over ninety-nine percent (99%) of the issued and outstanding shares of common stock of Surety Bank;

     WHEREAS, First Midlothian, First Bank, Surety Bank and Surety each desire to effect (a) the merger (the "Holding Company Merger") of a Texas corporation ("Newco"), which will be formed by Surety Bank as an operating subsidiary of Surety Bank, with and into First Midlothian, pursuant to which the shareholders of First Midlothian will receive cash, in the amount as herein described, in exchange for all of their shares of common stock of First Midlothian, (b) immediately upon consummation of the Holding Company Merger, the merger (the "Bank Merger") of First Bank with and into Surety Bank (the Holding Company Merger and the Bank Merger are hereinafter referred to collectively as the "Mergers"), and (c) immediately or within three (3) months after the consummation of the Mergers, the dissolution of First Midlothian;

     WHEREAS, the Boards of Directors of First Midlothian, Surety, Surety Bank and First Bank have approved the Holding Company Merger pursuant to the Texas corporate laws whereby the outstanding common stock of First Midlothian shall, in accordance with the terms and conditions set forth in this Plan and in the Merger Agreement in the form attached hereto as EXHIBIT A (the "Holding Company Merger Agreement"), be converted into the right to receive the Consideration (as defined in the Holding Company Merger Agreement); and

     WHEREAS, the Boards of Directors of First Midlothian, Surety, Surety Bank and First Bank have approved the Bank Merger pursuant to the national banking laws whereby the outstanding common stock of First Bank shall, in accordance with the terms and conditions set forth in this Plan and in the Merger Agreement in the form attached hereto as EXHIBIT B (the "Bank Merger Agreement") (the Holding Company Merger Agreement and the Bank Merger Agreement are hereinafter referred to collectively as the "Merger Agreements"), be cancelled and be of no further force and effect.

     NOW, THEREFORE, in consideration of the mutual promises, representations and warranties herein contained, and on the terms and subject to the conditions herein set forth, the Directors, First Midlothian, First Bank, Surety Bank and Surety agree as follows:

     1. REPRESENTATIONS AND WARRANTIES OF THE DIRECTORS, FIRST MIDLOTHIAN AND FIRST BANK. The Directors, each in their individual and representative capacities, First Midlothian and First Bank, jointly and severally, represent and warrant to Surety and Surety Bank as follows (the representations and warranties of the Directors being to their best knowledge, information and belief only):

          (a)  ORGANIZATION.

               (i) First Midlothian is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, which is the only jurisdiction in which the property owned or leased or the business conducted by it makes such qualification necessary, and is duly authorized to carry on its business as it is now being conducted.

               (ii) First Bank is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America. First Bank (a) is duly authorized to conduct a general banking business, in accordance with its charter, subject to the supervision of the Office of the Comptroller of the Currency (the "Comptroller"); (b) is a member of the Board of Governors of the Federal Reserve System (the "Federal Reserve") and is a stockholder of the Federal Reserve Bank of Dallas; (c) is an insured bank as defined in the Federal Deposit Insurance Act; and (d) has full power and authority (including all licenses, franchises, permits and other governmental authorizations which are legally required) to own, lease and operate its properties and to engage in the business and activities now conducted by it.

          (b)  CAPITAL STOCK.

               (i) The authorized capital stock of First Midlothian consists of 48,000 shares of common stock, par value $10.00 per share ("First Midlothian Common Stock"), of which 48,000 shares have been duly issued and are validly outstanding, fully paid and nonassessable, and not issued or disposed of in violation of the preemptive rights of any shareholder. As of the date of this
Plan:

                    (1) there were outstanding no securities convertible into or exchangeable for ("First Midlothian Convertible Securities")
               (x) any shares of First Midlothian Common Stock, or (y) any capi-tal notes, debentures or other corporate securities of First Midlothian ("First Midlothian Debt Securities"),

                    (2) there were outstanding no subscriptions, warrants, options or other arrangements or commitments ("First Midlothian Rights") obligating First Midlothian to issue or dispose of any shares of First Midlothian Common Stock or any First Midlothian Debt Securities, and

                    (3) there were no existing agreements, arrangements or commitments obligating First Midlothian to issue, dispose of or grant any First Midlothian Convertible Securities, First Midlothian Debt Securities or First Midlothian Rights.

Since the date of this Plan, First Midlothian has not:

                    (1) issued, disposed of or granted, or made any agreement, arrangement or commitment obligating First Midlothian to issue, dispose of or grant, any shares of First Midlothian Common Stock, any First Midlothian Convertible Securities, any First Midlothian Debt Securities, or any First Midlothian Rights,

                    (2) redeemed or acquired, or made any agreement, arrangement or commitment obligating First Midlothian to redeem or acquire, any shares of First Midlothian Common Stock, any First Midlothian Convertible Securities, any First Midlothian Debt Securities, or any First Midlothian Rights, or

                    (3) declared, paid, made or set aside, or agreed, arranged or committed to declare, pay, make or set aside, any dividend, payment or distribution to shareholders.

               (ii) The authorized capital stock of First Bank consists of 48,000 shares of common stock, par value $10.00 per share ("First Bank Common Stock"), of which 48,000 shares have been duly issued and are validly outstanding, fully paid and nonassessable, and not issued or disposed of in violation of the preemptive rights of any shareholder. As of the date of this
Plan:

                    (1) there were outstanding no securities convertible into or exchangeable for ("First Bank Convertible Securities") (x) any shares of First

               Bank Common Stock, or (y) any capital notes, debentures or other corporate securities of First Bank ("First Bank Debt Securities"),

                    (2) there were outstanding no subscriptions, warrants, options or other arrangements or commitments ("First Bank Rights") obligating First Bank to issue or dispose of any shares of First Bank Common Stock or any First Bank Debt Securities, and

                    (3) there were no existing agreements, arrangements or commitments obligating First Bank to issue, dispose of or grant any First Bank Convertible Securities, First Bank Debt Securities or First Bank Rights.

Since the date of this Plan, First Bank has not:

                    (1) issued, disposed of or granted, or made any agreement, arrangement or commitment obligating First Bank to issue, dispose of or grant, any shares of First Bank Common Stock, any First Bank Convertible Securities, any First Bank Debt Securities, or any First Bank Rights, or

                    (2) redeemed or acquired, or made any agreement, arrangement or commitment obligating First Bank to redeem or acquire, any shares of First Bank Common Stock, any First Bank Convertible Securities, any First Bank Debt Securities, or any First Bank Rights.

          (c)  STOCK OWNERSHIP.

               (i) The Directors are as of the date of this Plan, and on the Closing Date shall be, the beneficial and record owners of 20,228 and 1/3rd of the issued and outstanding shares of First Midlothian Common Stock and have good and marketable title to such First Midlothian Common Stock, which on the Closing Date will be free and clear of any interests, security interests, claims, liens, pledges, penalties, charges, encumbrances, voting trust agreements, buy-sell agreements, preemptive rights or other rights of any party whatsoever of any kind or character. To the extent any of such First Midlothian Common Stock was pledged to secure any extensions of credit by First Bank to the Directors, such extensions of credit shall on the Closing Date either be repaid in full or recollateralized in a commercially reasonable manner satisfactory to Surety and Surety Bank.

               (ii) First Midlothian is as of the date of this Plan, and on the Closing Date shall be, the beneficial and record owner of all of the issued and outstanding shares of First Bank Common Stock, and has good and marketable title to such common stock, which on the Closing Date will be free and clear of any interests, security interests, claims, liens, pledges, penalties, charges, encumbrances, voting trust agreements, buy-sell agreements, preemptive rights or other rights of any party whatsoever of any kind or character.

          (d)  SUBSIDIARIES.

               (i) First Midlothian has no subsidiaries other than First Bank and will not on or before the Closing Date create or acquire any additional subsidiary without the consent of Surety.

               (ii) First Bank neither has nor is it obligated to make any material investment, direct or indirect, in any person, corporation, association, partnership, joint venture, trust or other entity, except for investments in prime rated commercial paper and other debt instruments made by First Bank in the ordinary course of its banking business consistent with its past practice which do not empower First Bank to direct or cause the direction of the management and policies of the maker of such commercial paper or other debt instrument.

          (e) CONDITION AND RESULTS OF OPERATIONS. Within fifteen (15) days following the date of this Plan, First Midlothian will deliver to Surety true, correct and complete copies of the following consolidated financial statements of First Midlothian (these financial statements together with those referred to in SECTIONS 3(f) AND 3(k) hereof are collectively referred to herein as the "First Midlothian Financial Statements"): statement of condition at December 31, 1994, statement of income for the year ended as of December 31, 1994 and statements of cash flow and of shareholders' equity for the years ended as of December 31, 1994, together with the notes thereto, as certified by the independent public accountants of First Midlothian. The First Midlothian Financial Statements shall be in accordance with the books and records of First Midlothian, shall present fairly the financial position and results of operations of First Midlothian, as of the dates and for the periods indicated, shall be prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except that the unaudited First Midlothian Financial Statements shall be subject to normal year-end adjustments), and shall be prepared in accordance with Regulation S-X promulgated by the Securities and Exchange Commission.

          (f)  LIABILITIES AND OBLIGATIONS.

               (i) As of the date of the First Midlothian Financial Statements, First Midlothian had no obligation or liability which was material or which, when combined with all other non-material obligations or liabilities, would have been material, except for the Debentures (as hereinafter defined) and except as otherwise set forth in the First Midlothian Financial Statements or as set forth in any of the schedules referred to herein, nor does there exist a set of circumstances resulting from transactions effected or events occurring on or prior to the date of the First Midlothian Financial Statements or from any action omitted to be taken during such period which could reasonably be expected to result in any such material obligation or liability. The amounts set up as liabilities for taxes in the First Midlothian Financial Statements are sufficient for the payment of all taxes (including without limitation federal, state, county, local and other excise, franchise, real and personal property, payroll, income, capital stock, and sales and use taxes) accrued in accordance with generally accepted accounting principles and unpaid as of the date of such First Midlothian Financial Statements. Since the date of the First Midlothian Financial Statements, First Midlothian has not incurred or paid any obligation or liability, except for obligations incurred or paid by First Midlothian in the ordinary course of its business consistent with its past practices or as otherwise contemplated by this Plan.

               (ii) Attached hereto as SCHEDULE 1(f) is a copy of each Debenture issued and outstanding as of the date of this Plan. SCHEDULE 1(f) sets forth with respect to each Debenture, the name of each holder, the date thereof, the original principal amount thereof, the outstanding principal thereof, and accrued interest thereon, as of the date of this Plan, the applicable interest rate, the repayment provisions and maturity date, and the amount and date of the next payment of interest and, if applicable, principal. Each Debenture is an unsecured obligation of First Midlothian and may be prepaid at any time without penalty. None of the Debentures are now in default, and neither First Midlothian nor the Directors are aware of any fact or condition that with the giving of notice or the passage of time, or both, would create or cause there to be a default under any Debenture.

               (iii) As of the date of the First Midlothian Financial Statements, First Bank had no obligation or liability which was material or which, when combined with all non-material obligations or liabilities, would have been material, except as disclosed in the First Midlothian Financial Statements or as set forth in any of the schedules referred to herein, nor does there exist a set of circumstances resulting from transactions effected or events occurring on or prior to the date of the First Midlothian Financial Statements or from any action omitted to be taken during such period which could reasonably be expected to result in any such material obligation or liability, except as disclosed or provided for in the First Midlothian Financial Statements or except as disclosed in one or more of the schedules referred to herein. The amounts set up as liabilities for taxes in the First Midlothian Financial Statements are sufficient for the payment of all taxes (including without limitation federal, state, county, local and other excise, franchise, real and personal property, payroll, income, capital stock, and sales and use taxes) accrued in accordance with generally accepted accounting principles and unpaid as of the date of such First Midlothian Financial Statements. Since the date of the Midlothian Financial Statements First Bank has not incurred or paid any obligation or liability, except for obligations incurred or paid by First Bank in the ordinary course of its business consistent with its past practices. Except for endorsements made in connection with the deposit of items for collection made by First Bank in the ordinary course of its business consistent with its past practices and except as set forth in the First Midlothian Financial Statements or in any of the schedules referred to herein, First Bank is not obligated (by discount, loan participation agreement, repurchase agreement or letter of credit) to provide funds in respect of or to guarantee or assume any debt or obligation which is either material or which, when combined with all similar debts or obligations, would be material.

          (g) LOANS. All loans of First Bank reflected in the First Midlothian Financial Statements and all loans originated since the date of the First Midlothian Financial Statements were made in the ordinary course of business. A true, complete and accurate list of all (i) loans classified by examiners as "Other Loans Especially Mentioned," "Substandard," "Doubtful," or "Loss," (ii) past due loans, (iii) loans to the directors, officers and shareholders of First Bank, First Midlothian, or any of them, and (iv) loans to other parties which have been guaranteed by the directors, officers and shareholders of First Bank or First Midlothian, or any of them, or for which the directors, officers and shareholders of First Bank or First Midlothian, or any of them, are otherwise responsible as of the date of this Plan are set forth on SCHEDULE 1(g).

          (h) RESERVE FOR POSSIBLE LOAN LOSSES. The reserve for possible loan losses, as shown on the First Midlothian Financial Statements, is adequate in all respects to provide for all losses, net of recoveries relating to loans previously charged-off, on loans outstanding as of the date of such First Midlothian Financial Statements.

          (i) INVESTMENT SECURITIES. Except for pledges to secure public and trust deposits, none of the investments reflected in the First Midlothian Financial Statements under the heading "Investment Securities" and none of the investments made since said date by First Bank is subject to any "investment" or other restriction, whether contractual or statutory, which materially impairs the ability of the holder thereof freely to dispose of such investment at any time.

          (j) EVIDENCES OF INDEBTEDNESS. Each evidence of indebtedness reflected as an asset in the First Midlothian Financial Statements, or acquired since that date, is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws from time to time in effect). No evidence of indebtedness having an unpaid balance (principal and accrued interest) in excess of $25,000 is subject to any defense, offset or counterclaim.

          (k)  TANGIBLE PROPERTIES.

               (i) First Midlothian neither owns nor leases any tangible properties, real and personal.

               (ii) SCHEDULE 1(k) describes all tangible properties, real and personal (showing the gross book values, accumulated depreciation and net book values), owned or leased by First Bank as of the date of the First Midlothian Financial Statements, having an original cost in excess of $25,000 (exclusive of supplies consumable in the ordinary course of business, which need not be scheduled). First Bank has good and indefeasible fee simple title to all material real estate owned by it, has a valid leasehold interest in each of the leased properties and owns outright all other assets and properties, whether real, personal or mixed, tangible or intangible, described in SCHEDULE 1(k) or reflected in the First Midlothian Financial Statements or acquired after said date (other than properties sold, and supplies consumed, by First Bank in the ordinary course of its banking business consistent with its past practice), free and clear of all liens, pledges, mortgages, security interests, charges, burdens, encumbrances, options and adverse claims ("Burdens"), except in each case as set forth in SCHEDULE 1(k) and except for liens for current taxes not yet due and payable and such imperfections of title, covenants and easements as do not materially detract from or interfere with the present use of the asset or property subject thereto or affected thereby. Since the date of the First Midlothian Financial Statements, First Bank has not satisfied or discharged, or become obligated to satisfy or discharge, any Burden affecting First Bank or any asset of First Bank, except in the ordinary course of First Bank's banking business consistent with its past practice. The operation of the properties of First Bank and the business of First Bank in the manner in which they are now operated does not violate any zoning ordinances or municipal regulations in such a way as could, if such ordinances or regulations were enforced, result in any material impairment of the uses of the respective properties for the purposes for which they are now operated, and no covenants, easements, rights-of-way or regulations of record materially impair such uses.

          (l)  COMPLIANCE WITH ENVIRONMENTAL LAWS.  Except as set forth on
SCHEDULE 1(l),

               (i) First Midlothian, First Bank and their respective predecessors and affiliates have complied with all Environmental, Health and Safety Laws (as defined below), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply. Without limiting the generality of the preceding sentence, First Midlothian and First Bank and their respective predecessors and affiliates have obtained and been in compliance with all of the terms and conditions of all permits, licenses, and other authorizations which are required under, and has complied with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in, all Environmental, Health and Safety Laws.

                    "Environmental, Health and Safety Laws" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, and the Occupational Safety and Health Act of 1970, each as amended, together with all other laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof) concerning pollution or protection of the environment, public health and safety, or employee health and safety, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes.

               (ii) Neither First Midlothian nor First Bank has any liability (and neither First Midlothian nor First Bank has handled or disposed of any substance, arranged for the disposal of any substance, exposed any employee or other individual to any substance or condition, or owned or operated any property or facility in any manner that could form the basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against First Midlothian or First Bank giving rise to any liability) for damage to any site, location, or body of water (surface or subsurface), for any illness of or, personal injury to any employee or other individual, or for any reason under any Environmental, Health and Safety Law.

               (iii) All properties and equipment used in the business of First Midlothian and First Bank and their respective predecessors and affiliates have been free of asbestos, PCB's, methylene chloride, trichloroethylene,1,2-trans-dichloroethylene, dioxins, dibenzofurans, and Extremely Hazardous Substances (as defined below).

                    "Extremely Hazardous Substance" has the meaning set forth in Sec. 302 of the Emergency Planning and Community Right-to-Know Act of 1986, as amended.

               (iv) Neither First Midlothian nor First Bank has placed any underground storage tanks, as that term is defined at 40 C.F.R. Section 280.1, on any part of the real property owned, leased or otherwise utilized by First Midlothian and First Bank (the "Real Property"), and neither First Midlothian nor First Bank has any knowledge or has received any notice that any such underground storage tanks were placed on the Real Property by any prior owner or user.

               (v) Neither First Midlothian nor First Bank has ever been refused insurance coverage and no insurance coverage has ever been cancelled as a result of the presence of hazardous waste, solid waste or hazardous substances on the Real Property.

               (vi) First Bank has not installed or maintained any active or inactive hazardous waste management units on the Real Property, and neither First Midlothian nor First Bank has any knowledge or has received any notice that any active or inactive hazardous waste management units have been installed or maintained on the Real Property by any prior owner or user, that require deed recordation by First Bank.

               (vii) There have been no spills, discharges or other releases of hydrocarbons or hazardous or toxic substances onto or from the Real Property or onto or from any other real property heretofore owned or leased by First Bank and utilized in the conduct of any of its businesses, and neither First Midlothian nor First Bank has any knowledge or has received any notice of any such spills, discharges or releases by any prior owner or user of the Real Property.

               (viii) There are no environmental liens or security interests against the Real Property nor are there any environmental liens or actions pending or threatened which would result in the creation of any lien relating to environmental conditions of the Real Property.

          (m) CONDITION OF PERSONAL PROPERTIES. All personal properties owned or leased by First Bank are used by First Bank in the ordinary course of its banking business and are in good condition and repair and are suitable for the purposes intended.

          (n) PATENTS, TRADEMARKS, ETC. Except as set forth on SCHEDULE 1(n), there are no:

               (i) patents, trademarks, trade names or copyrights or applications therefor owned by or registered in the name of First Midlothian or First Bank or in which First Midlothian or First Bank have rights,

               (ii) license agreements to which First Midlothian or First Bank is a party, either as licensor or licensee, with respect to any patents, trademarks, trade names or copyrights, or

               (iii) claims, to the knowledge of First Midlothian or First Bank, that, in the conduct of First Midlothian's or First

Bank's business as now conducted, either First Midlothian or First Bank is infringing any patents, trademarks, trade names or copyrights of others.

          (o)  COMPLIANCE WITH LAWS.  First Midlothian and First Bank:

               (i) have each complied with all laws and governmental regulations pertaining to consumer credit in all material respects,

               (ii) have each complied with all other laws, regulations, licensing requirements and orders applicable to their respective businesses, the breach or violation of which could have a material adverse effect on their respective businesses (including without limitation licensing requirements with respect to personnel),

               (iii) have each filed with the proper authorities all statements and reports required by the laws, regulations, licensing requirements and orders to which it or any of its employees (because of his activities on behalf of his employer) are subject, and

               (iv) each possesses all necessary licenses, franchises, permits and governmental authorizations to conduct their respective businesses in all material respects in the manner in which and in the jurisdictions and places where such businesses are now conducted.

          (p) INSURANCE. SCHEDULE 1(p) contains a brief description of all policies of fire, liability and other forms of insurance and all fidelity bonds held by First Midlothian and First Bank.

          (q) MATERIAL CONTRACTS. Except as set forth in SCHEDULE 1(q), neither First Midlothian nor its assets, business or operations, nor First Bank nor its assets, business or operations, is a party to or are bound or affected by or receive benefits under any written or oral agreement, arrangement or commitment relating to:

               (i) the employment of any person other than personnel employed at the pleasure of First Midlothian or First Bank, as the case may be, in the ordinary course of their respective businesses at rates of compensation and on terms consistent with their respective past practices,

               (ii) the election or retention in office of any director or officer,

               (iii) collective bargaining with, or any representation of any employees by, any labor union or association,

               (iv) the acquisition of services, supplies, equipment or other personal property involving, in any particular case, more than $5,000 or for a quantity in excess of its requirements for normal operating purposes,

               (v)    the purchase or sale of real property,

               (vi) distribution, agency, public relations, advertising, printing, construction, accounting or legal services, except for agreements, arrangements and commitments subject to cancellation without liability on notice of thirty (30) days or less and involving a liability for each such agreement, arrangement or commitment of less than $5,000,

               (vii) the lease of real or personal property as lessor or lessee, or sublessor or sublessee, providing for annual payments in the aggregate in excess of $2,500,

               (viii) bonuses, pensions, profit-sharing, retirement, stock options, stock purchases, employee discounts or other employee benefits,

               (ix) lending or advancing of funds, other than in the ordinary course of First Bank's banking business consistent with its past practice,

               (x) borrowing of funds or receipt of credit other than in the ordinary course of First Bank's banking business consistent with its past practice,

               (xi) incurring of any material obligation or liability except for transactions engaged in by First Midlothian or First Bank in the ordinary course of their respective businesses consistent with their respective past practices,

               (xii) the sale of personal property or services under which payments due after the date of this Plan exceed $5,000,

               (xiii) any transaction or series of transactions, including loans, in which any "affiliate" of First Midlothian or First Bank, as that term is used in the Rules and Regulations of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "1933 Act"), any officer or director of First Midlothian or First Bank, any officer or director of any "affiliate" of First Midlothian or First Bank, or any "associate" of any such officer or director, as that term is defined in Regulation 14A of the General Rules and Regulations under the Securities Exchange Act of 1934 (the "1934 Act"), has an interest if such transaction or series of transactions would be required to be disclosed in a proxy statement filed by a non-banking corporation under the 1934 Act, or

               (xiv) any material transaction not in the ordinary course of First Midlothian's or First Bank's respective businesses consistent with their respective past practices.

Except as set forth in SCHEDULE 1(q), since the date of the First Midlothian Financial Statements, neither First Midlothian nor First Bank has made or permitted, or agreed to make or permit, any material modification or termination of any material agreement, commitment or arrangement, except in the ordinary course of their respective businesses consistent with their respective past practices.

          (r) ABSENCE OF ADVERSE AGREEMENTS. Neither First Midlothian nor First Bank is a party to any agreement or instrument or any judgment, order or decree or any rule or regulation of any court or other governmental agency or authority which materially and adversely affects or in the future may materially and adversely affect the assets, properties, business, financial condition, operations or prospects of First Midlothian or First Bank.

          (s)  STATUS OF EMPLOYEE BENEFIT PLANS.  Except as set forth on
SCHEDULE 1(q), neither First Midlothian nor First Bank has an employee benefit plan presently in effect.

          (t) MATERIAL CONTRACT DEFAULTS. Except as set forth in SCHEDULE 1(t), neither First Midlothian nor First Bank is in default in any material respect under any of the agreements, commitments, arrangements, leases, insurance policies or other instruments set forth or described herein or in the schedules referred to herein or otherwise disclosed in writing to Surety by First Midlothian or First Bank; such agreements, commitments, arrangements, leases, insurance policies and other instruments are legal, valid and binding obligations of the respective parties thereto in accordance with their terms; and there are no defenses, offsets or counterclaims thereto which may be made by any party thereto other than First Midlothian or First Bank, nor have either First Midlothian or First Bank waived any substantial rights thereunder, except as set forth in the schedules referred to herein or otherwise disclosed in writing to Surety by First Midlothian or First Bank on or before the date of this Plan.

          (u) LITIGATION AND OTHER PROCEEDINGS. Except to the extent indicated in SCHEDULE 1(u), there is not pending or threatened, against either First Midlothian or First Bank, or affecting or which would affect the assets of First Midlothian or First Bank, any action, suit, proceeding or investigation which:

               (i) involves a claim for an amount exceeding the amount recoverable by First Midlothian or First Bank from insurance companies under policies described in SCHEDULE 1(p), subject to the deductible amounts under said policies as set forth in said schedule,

               (ii) has resulted or might result in any material adverse change in the business, operations or assets or the condition, financial or otherwise (including without limitation changes in the value of investments), or results of operations of First Midlothian or First Bank,

               (iii) has affected or might affect the right or ability of First Midlothian or First Bank to carry on their businesses substantially as now conducted, or

               (iv) has affected or might affect the consummation of the transactions contemplated by this Plan or the Merger Agreements,

or any circumstances which would give rise to any such action, suit, proceeding or investigation. Except as set forth in SCHEDULE 1(u), neither First Midlothian nor First Bank is (x) subject to any continuing court or other order, writ, injunction or decree, applicable specifically to it or to its business, property or employees, or (y) in default with respect to any order, writ, injunction or decree of any nature.

          (v) TAXES. First Midlothian and First Bank have each filed with the appropriate governmental agencies all federal, state and local income, franchise, excise, real and personal property and other tax returns and reports which are required to be filed, and have paid all taxes shown thereon to be due and payable. There are no unpaid taxes of First Midlothian or First Bank which are or may become a lien on the properties or assets of First Midlothian or First Bank, except liens for taxes not yet due and payable. All taxes not yet due and payable which require accrual under generally accepted accounting principles have been properly accrued on the books of First Midlothian and First Bank, and where applicable, reflected in the First Midlothian Financial Statements. All accruals shown in the First Midlothian Financial Statements in respect of taxes are adequate, and there is not pending a proposed assessment by any taxing authority against either First Midlothian or First Bank for additional taxes which have not been disclosed in this Plan and for which First Midlothian or First Bank does not have adequate reserves. No income tax liability of First Midlothian nor First Bank has been asserted by the Internal Revenue Service for taxes in excess of those already paid, and no audit or notice of audit is pending. Neither First Midlothian nor First Bank has executed or filed with the Internal Revenue Service any agreement extending the period for assessment and collection of any tax, nor are either First Midlothian or First Bank a party to any action or proceeding by any governmental authority for assessment or collection of taxes, nor has any claim for assessment or collection of taxes been asserted against either First Midlothian or First Bank.

          (w) COMMUNITY REINVESTMENT ACT. First Bank has not received any notice of non-compliance with the Community Reinvest-ment Act ("CRA") from any regulatory agency, and First Bank has supplied Surety with copies of the CRA Statement for First Bank, all supporting papers therefor, all letters and comments received by First Bank pertaining thereto, and any responses by First Bank to such comments.

          (x)  ABSENCE OF CERTAIN CHANGES OR EVENTS.  Except as set forth in
SCHEDULE 1(x), since the date of the First Midlothian Financial Statements, neither First Midlothian nor First Bank has

               (i) issued or sold any of its capital stock or any corporate debt obligations (except certificates of deposit, letters of credit, cashier's checks and other documents and instruments issued in the ordinary course of the banking business of First Bank);

               (ii) granted any option for the purchase of any shares of its capital stock;

               (iii) except as otherwise contemplated by this Plan, declared or set aside any dividend or other distribution in respect of its capital stock, or directly or indirectly, purchased, redeemed or otherwise acquired any such capital stock;

               (iv) made or authorized any change in its outstanding capital stock or in its Articles of Association or bylaws;

               (v) made any material change in its mode of management or operation or method of accounting;

               (vi) incurred any obligations or liabilities (absolute or contingent), except any obligations or liabilities incurred in the ordinary course of business and any obligations or liabilities less than $2,500 but not exceeding $10,000 in the aggregate, or mortgaged, pledged or subjected to lien or encumbrance (other than statutory liens not yet delinquent) any of its assets or properties;

               (vii) discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities included in the First Midlothian Financial Statements and current liabilities incurred since the date thereof in the ordinary course of business;

               (viii) sold, exchanged or otherwise disposed of any of its assets other than in the ordinary course of business;

               (ix) made or become obligated to make any capital expenditure other than an expenditure or commitment which does not exceed $5,000 per occurrence;

               (x) engaged in any transaction affecting its business or properties not in the ordinary course of business or suffered any extraordinary loss;

               (xi) paid or become obligated to pay any general wage or salary increase, bonus, severance or termination pay to any officer or employee, entered into any employment contract with any officer or employee, instituted any employee welfare, bonus, stock option, profit-sharing, retirement or similar plan or arrangement, or granted or agreed to grant any increase in compensation to any director, except to the extent permitted under SECTION 1(z);

               (xii) suffered any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting its properties;

               (xiii) waived any rights of value which in the aggregate are material;

               (xiv) experienced any material adverse change in its assets, properties, business, financial condition, operations, or prospects;

               (xv) suffered the occurrence of any event or condition of any character which may materially and adversely affect its assets, properties, business, financial condition, operations, or prospects; or

               (xiv) entered into any material transactions outside the ordinary course of business except as expressly contemplated by this Plan.

          (y)  POWER AND AUTHORITY.

               (i) Each Director has the right, power and authority to enter into this Plan and to consummate the transactions contemplated by this Plan. This Plan has been duly executed and delivered by each Director and constitutes a valid and binding obligation enforceable against each Director in accordance with its terms.

               (ii) The respective Boards of Directors of First Midlothian and First Bank have duly approved this Plan, the Merger Agreements and the transactions contemplated hereby and thereby, and have authorized the execution and delivery of this Plan and the Merger Agreements by First Midlothian and First Bank, as applicable, and such agreements constitute the valid and binding obligations of First Midlothian and First Bank, enforceable against them according to their terms and provisions. First Midlothian and First Bank have full power, authority and legal right to enter into such agreements and, upon approval of such agreements by regulatory authorities having jurisdiction in the premises, to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Plan, the Merger Agreements and the consummation of the transactions contemplated hereby and thereby in accordance with said agreements will not:

                      (1) conflict with the Articles of Association or the bylaws of First Midlothian or First Bank,

                      (2) result in any breach or termination of, or constitute a default under, or constitute an event which with notice or lapse of time, or both, would become a default under, or result in the creation of any Burden upon any asset of First Midlothian or First Bank, any agreement, arrangement or commitment, or violate any order, writ, injunction or decree, to which First Midlothian or First Bank is a party or by or under which First Midlothian or First Bank or their respective assets, businesses or operations may be bound or affected or receive benefits, or

                      (3) result in the loss or adverse modification of any license, franchise, permit or other authorization granted to or otherwise held by First Midlothian or First Bank.

          (z) COMPENSATION. SCHEDULE 1(z) contains the name and position of each person employed by First Midlothian and First Bank whose aggregate annual compensation from First Midlothian and First Bank (including bonuses and similar remuneration) exceeds $15,000 and sets forth his total annual compensation. Neither First Midlothian nor First Bank have any knowledge of facts which would indicate that employees of either First Midlothian or First Bank will not continue in First Midlothian's or First Bank's employment on an acceptable basis, subject to normal turnover. Since the date of the First Midlothian Financial Statements, except as set forth in SCHEDULE 1(z) neither First Midlothian nor First Bank has granted or become obligated to grant any increases in the wages or salary of, or paid or become obligated to pay any bonus or made or become obligated to make any similar payment to, any officer or employee (including, without limitation, any increase in the rate of compensation payable to any of the personnel listed in SCHEDULE 1(z) over the rate shown in SCHEDULE 1(z) in an aggregate amount that, computed on an annual basis, would exceed ten percent (10%) of such officer's or employee's annual rate of compensation prior to all such increases, bonuses or similar payments). In addition, since the date of the First Midlothian Financial Statements, except as set forth in
SCHEDULE 1(z), neither First Midlothian nor First Bank has, directly or indirectly, paid or become obligated to pay any severance or termination pay to any officer or employee.

          (aa) LABOR RELATIONS. No employee of either First Midlothian or First Bank is represented, for purposes of collective bargaining, by a labor organization of any type. There have been no efforts during the past three years to unionize or organize any employees of First Midlothian or First Bank, and no material claim related to employees of First Midlothian or First Bank under the Fair Labor Standards Act, National Labor Relations Act, Civil Rights of 1964, Walsh-Healy Act, Davis Bacon Act, Civil Rights Act of 1866, Age Discrimination in Employment Act, Equal Pay Act of 1963, Executive Order No. 11246, Federal Unemployment Tax Act, Vietnam Era Veterans Readjustment Act, Occupational Safety and Health Act, Americans with Disabilities Act or any state or local employment related law, order, ordinance or regulation, and no unfair labor practice, discrimination or wage-and-hour claim is pending or threatened against or with respect to First Midlothian or First Bank.

          (bb) AVAILABILITY OF DOCUMENTS. First Midlothian and First Bank have each heretofore made available for inspection by Surety at the offices of First Midlothian and First Bank true, correct and complete copies of their respective Articles of Association and bylaws and all agreements, arrangements, commitments and documents referred to herein or in the schedules referred to herein, in each case together with all amendments and supplements thereto.

          (cc) NON-DEPOSIT CLAIMS. Neither the Directors nor First Midlothian have any non-deposit claims against First Bank except as otherwise disclosed in
SCHEDULE 1(cc).

          (dd) SCHEDULES. All schedules referred to herein furnished or to be furnished by First Midlothian or First Bank to Surety are (or will be when furnished) true, correct and complete in all material respects, as supplemented on the Closing Date.

          (ee) FULL DISCLOSURE.  No representation or warranty contained in this
SECTION 1 contains any untrue statement of a material fact or omits to state any material fact necessary to make any such representation, warranty or statement not misleading.

     2. REPRESENTATIONS AND WARRANTIES OF SURETY BANK. Surety and Surety Bank, jointly and severally, represent and warrant to the Directors, First Midlothian, and First Bank, as follows:

          (a)  ORGANIZATION.

               (i) Surety is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business and is in good standing as a foreign corporation in the State of Texas, which are the only jurisdictions in which the property owned or leased or the business conducted by it makes such qualification necessary, and is duly authorized to carry on its business as it is now being conducted.

               (ii) Surety Bank is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America. Surety Bank (a) is duly authorized to conduct a general banking business, in accordance with its charter, subject to the supervision of the Comptroller; (b) is a member of the Federal Reserve and is a stockholder of the Federal Reserve Bank of Dallas; (c) is an insured bank as defined in the Federal Deposit Insurance Act; and (d) has full power and authority (including all licenses, franchises, permits and other governmental authorizations which are legally required) to own, lease and operate its properties and to engage in the business and activities now conducted by it.

               (iii) On or before the Closing Date, Newco will be a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, which is the only jurisdiction in which the property to be owned or leased or the business to be conducted by it will make such qualification necessary, and will be duly authorized to carry on its business as it will be conducted.

          (b)  CORPORATE POWER AND AUTHORITY.

               (i) The Boards of Directors of Surety and Surety Bank have duly approved this Plan, the Merger Agreements and the transactions contemplated hereby and thereby and have authorized the execution and delivery of this Plan and the Merger Agreements by Surety and Surety Bank. Surety and Surety Bank have full power, authority and legal right to enter into such agreements and, upon approval of such agreements by regulatory authorities having jurisdiction in the premises, to consummate the transactions contemplated hereby and thereby. The making and performance of this Plan, the Merger Agreements and the consummation of the transactions contemplated hereby and thereby in accordance with such agreements will not conflict with the Articles of Association or bylaws of Surety or Surety Bank.

               (ii) On or before the Closing Date, the Board of Directors of Newco will have duly approved this Plan, the Merger Agreements and the transactions contemplated hereby and thereby and will have authorized the execution and delivery of this Plan and the Merger Agreements by Newco. Newco will have full power, authority and legal right to enter into such agreements and, upon approval of such agreements by regulatory authorities having jurisdiction in the premises, to consummate the transactions contemplated hereby and thereby. The making and performance of this Plan, the Merger Agreements and the consummation of the transactions contemplated hereby and thereby in accordance with such agreements will not conflict with the Articles of Incorporation or bylaws of Newco.

     3. COVENANTS OF THE DIRECTORS, FIRST MIDLOTHIAN AND FIRST BANK. The Directors, each in their individual and representative capacity, First Midlothian and First Bank each hereby covenant and agree with Surety and Surety Bank that, unless the prior written consent of Surety shall have been obtained:

          (a) CONDUCT OF BUSINESS. Prior to the Effective Time (as defined in the Merger Agreements), First Midlothian and First Bank will each operate their respective businesses only in the usual, regular and ordinary course, and First Midlothian and First Bank will each use their best efforts to

               (i)    preserve intact their business organization and assets,

               (ii) except as provided in SCHEDULE 1(x), keep available the services of its present officers and employees,

               (iii) maintain and keep its properties in as good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty,

               (iv) maintain in full force and effect insurance comparable in amount and scope of coverage to that now maintained by it,

               (v) preserve its present relationships with depositors, customers and others having business dealings with it,

               (vi) fully comply with and perform all obligations and duties imposed upon it by all federal, state and other applicable laws, rules, regulations and orders imposed by federal, state and other governmental authorities,

               (vii) perform all of its obligations under contracts, leases and documents relating to or affecting its assets, properties and business,

               (viii) cause either First Midlothian or First Bank to take any action described in SECTION 1(x), and

               (ix) prevent the occurrence of any change or event which would render any of the representations and warranties of the Directors, First Midlothian and First Bank contained herein and the Merger Agreements untrue in any material respect at and as of the Closing Date with the same effect as though such representations and warranties (in the exact language contained in this Plan or the Merger Agreements with appropriate modifications of tense in the case of representations and warranties relating to statements of fact as of specific dates) had been made at and as of the Closing Date, except as otherwise contemplated by this Plan.

          (b) ACCESS TO PROPERTIES AND RECORDS. First Midlothian will keep Surety and Surety Bank closely advised of all material developments relevant to the consummation of the Mergers and will cooperate fully in permitting Surety and Surety Bank to make a full investigation of the business, properties, financial condition and investments of First Midlothian and First Bank and in bringing about the consummation of the Mergers. Prior to the Closing Date and at the request of Surety, First Midlothian and First Bank will update by amendment or supplement any of the schedules referred to herein and any other disclosure in writing from First Midlothian or First Bank to Surety; and the Directors, First Midlothian and First Bank hereby represent and warrant (the representations and warranties of the Directors being to their best knowledge, information and belief only) that such schedules and such written disclosures, as so amended or supplemented, shall be true, correct and complete in all material respects as of the Closing Date; PROVIDED, HOWEVER, that the inclusion of any information in any such amendment or supplement, not included in the original schedule or written disclosure at or prior to the date of this Plan, shall not (except to the extent such information was not required to be included in the original schedule or written disclosure) limit or impair any right which Surety or Surety Bank might otherwise have respecting the representations or warranties of the Directors, First Midlothian and First Bank contained in this Plan.

          (c) FURTHER ASSURANCES. Upon request of Surety, First Midlothian and First Bank, and each of them, will at any time, whether before or after the Closing Date, and from time to time, duly execute and deliver to Surety all such further instruments and documents as may be necessary or advisable, in the opinion of Surety, to obtain the full benefit of this Plan, the Merger Agreements and the transactions contemplated hereby and thereby.

          (d) CHANGED CIRCUMSTANCES. The Directors, First Midlothian and First Bank shall promptly notify Surety if, prior to the Closing Date, the Directors, First Midlothian or First Bank discover that any of the representations or warranties of the Directors, First Midlothian or First Bank contained in this Plan or the Merger Agreements were not true and correct as of the date hereof, or by reason of changed circumstances, or otherwise, are no longer true and correct.

          (e) PERIODIC REPORTS AND FINANCIAL STATEMENTS. From the date hereof to the Closing Date, First Midlothian and First Bank will deliver to Surety promptly after they become available all periodic reports filed by First Midlothian and First Bank pursuant to any applicable federal or state securities laws, any report of First Midlothian to its shareholders, all proxy statements and other written materials furnished to the shareholders of First Midlothian, and all press releases issued by First Midlothian and First Bank.

          (f)  AUDITS.

               (i) Within sixty (60) days following the date of this Plan, First Midlothian will deliver to Surety true, correct and complete copies of the following consolidated financial state-ments of First Midlothian: statement of condition at December 31, 1993, statement of income for the year ended as of December 31, 1993, and statements of cash flow and of shareholders' equity for the year ended as of December 31, 1993, together with the notes thereto, as certified by the independent public accountants of First Midlothian satisfactory to Surety. The First Midlothian Financial Statements shall be in accordance with the books and records of First Midlothian, shall present fairly the financial position and results of operations of First Midlothian, as of the dates and for the periods indicated, shall be prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, and shall be prepared in accordance with Regulation S-X promulgated by the Securities and Exchange Commission.

               (ii) Prior to the Closing Date, First Midlothian will deliver to Surety true, correct and complete copies of the following consolidated financial statements of First Midlothian: statement of condition at December 31, 1995, statement of income for the year ended as of December 31, 1995, and statements of cash flow and of shareholders' equity for the year ended as of December 31, 1995, together with the notes thereto, as certified by the independent public accountants of First Midlothian satisfactory to Surety. The First Midlothian Financial Statements shall be in accordance with the books and records of First Midlothian, shall present fairly the financial position and results of operations of First Midlothian, as of the dates and for the periods indicated, shall be prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, and shall be prepared in accordance with Regulation S-X promulgated by the Securities and Exchange Commission.

          (g) PERSONNEL CHANGES. From the date of this Plan and until the Closing, neither First Midlothian nor First Bank shall cause any changes to be made in the officers or directors of First Midlothian or First Bank, except with the prior written approval of Surety, which approval shall not be unreasonably withheld.

          (h) OFFICERS' CERTIFICATE. At the Closing Date, First Midlothian will furnish to Surety a certificate executed in its corporate name by an officer of First Midlothian, dated the Closing Date, which shall state whether
(i) First Midlothian and First Bank have complied in all material respects with their respective agreements contained herein and in the Merger Agreements to be performed at or prior to the Closing Date, and (ii) the representations and warranties of First Midlothian and First Bank contained herein and in the Merger Agreements are true in all material respects at and as of the Closing Date with the same effect as though such representations and warranties (in the exact language contained in this Plan or in the Merger Agreements with appropriate modification of tense in the case of representations and warranties relating to statements of fact as of specified dates) had been made at and as of the Closing Date, except as otherwise contemplated by this Plan or the Merger Agreements.

          (i)  DIRECTORS' CERTIFICATE.

               (i) At the Closing Date, the Directors will each furnish to Surety a certificate dated the Closing Date which shall state whether (i) the Directors have complied in all material respects with their respective agreements contained herein and in the Merger Agreements to be performed at or prior to the Closing Date, and (ii) the representations and warranties of the Directors, First Midlothian, and First Bank contained herein and in the Merger Agreements are true in all material respects at and as of the Closing Date with the same effect as though such representations and warranties (in the exact language contained in this Plan or in the Merger Agreements with appropriate modification of tense in the case of representations and warranties relating to statements of fact as of specified dates) had been made at and as of the Closing Date, except as otherwise contemplated by this Plan or the Merger Agreements.

               (ii) At the Closing Date, the shareholders of First Midlothian who are not Directors will each furnish to Surety a certificate executed in each such shareholder's individual or representative capacity dated the Closing Date, pursuant to which such shareholder shall warrant and represent that such shareholder has good and marketable title to and the absolute right to sell, assign, and transfer the shares of First Midlothian Common Stock registered in such shareholder's name free and clear of any interests, security interests, claims, liens, pledges, penalties, charges, encumbrances, buy-sell agreements, preemptive rights or rights of any shareholder of First Midlothian or any party whatsoever of every kind and character and that such shareholder has the right, power, and authority to ability to transfer such shares of First Midlothian Common Stock in accordance with the terms and provisions of this Plan and the Merger Agreements.

          (j) APPROVALS OF THIRD PARTIES. As soon as practicable after the date of this Plan, First Midlothian and First Bank will use their best efforts to provide Surety and Surety Bank such information concerning First Midlothian and First Bank as Surety and Surety Bank may request in order to secure the approval of the Mergers by regulatory authorities having jurisdiction over bank holding companies and banks, and will otherwise use their best efforts to cause the consummation of the Mergers in accordance with the terms and conditions of this Plan and the Merger Agreements.

          (k) FINANCIAL INFORMATION. First Midlothian will deliver, or will cause to be delivered, to Surety, as soon as available, but in any event concurrently with the delivery thereof to the Board of Directors of First Bank, commencing with the month of October 1995, the monthly financial statements and other information, financial or otherwise, of First Bank and First Midlothian which First Bank furnishes to its Board of Directors in connection with the meetings of its Board of Directors and such other information as Surety may reasonably require. Additionally, First Midlothian will deliver to Surety on at least a monthly basis a schedule of past due loans, a schedule reflecting First Bank's investment portfolio at book and market values, a schedule of First Bank's ORE property, and such other information as may be requested by Surety.

          (l) PROXY MATERIAL AND MEETING OF SHAREHOLDERS. As soon as practicable after the date of this Plan, First Midlothian and First Bank will submit this Plan and the Merger Agreements to their respective shareholders for approval at a meeting of shareholders called for the purpose of voting thereon.

          (m) VOTING. The Directors each hereby covenant and agree to vote all of their First Midlothian Common Stock in favor of the Holding Company Merger at the meeting of the shareholders of First Midlothian called to consider and vote upon the Holding Company Merger Agreement. First Midlothian hereby covenants and agrees to vote all of its First Bank Common Stock in favor of the Bank Merger at the meeting of the shareholders of First Bank called to consider and vote upon the Bank Merger Agreement.

          (n) ATTENDANCE AT MEETINGS OF THE BOARDS OF DIRECTORS. From the date hereof until the Closing, First Midlothian and First Bank shall give Surety and Surety Bank at least three (3) days' prior written notice of any regular or special meeting of the Boards of Directors of First Midlothian and First Bank (or of any committee thereof) and permit a representative of Surety or Surety Bank approved by First Bank to attend each of such meetings. First Midlothian and First Bank acknowledge that C. Jack Bean, Bobby W. Hackler, G. M. Heinzelmann, III, B. J. Curley and Robert E. Crews are each approved as individuals that may attend any of such meetings.

          (o) DEBENTURES. First Midlothian shall pay all principal of, and interest on, the Debentures as and when such payments shall become due and payable under the Debentures. First Midlothian shall not enter into any amendment or modification of any of the Debentures without the prior written consent of Surety.

     4. COVENANTS OF SURETY AND SURETY BANK. Surety and Surety Bank each hereby covenant and agree with First Midlothian as follows:

          (a) OFFICERS' CERTIFICATE. At the Closing Date, Surety will furnish to First Midlothian a certificate of Surety executed in its corporate name by the president of Surety, dated the Closing Date, which shall state whether (i) Surety, Surety Bank and Newco have complied in all material respects with their agreements contained herein and in the Merger Agreements to be performed at or prior to the Closing Date, and (ii) the representations and warranties of Surety and Surety Bank contained herein and in the Merger Agreements are true in all material respects at and as of the Closing Date with the same effect as though such representations and warranties (in the exact language contained in this Plan or the Merger Agreements with appropriate modification of tense in the case of representations and warranties relating to statements of fact as of specified dates) had been made at and as of the Closing Date, except as otherwise contemplated by this Plan or the Merger Agreements.

          (b) PROXY MATERIAL AND MEETING OF SHAREHOLDERS. As soon as practicable after the date of this Plan, Surety and Surety Bank will cause Newco to submit this Plan and the Holding Company Merger Agreement to its shareholders for approval at a meeting of shareholders called for the purpose of voting thereon. Additionally, as soon as practicable after the date of this Plan, Surety Bank will prepare a proxy statement, notice of meeting and form of proxy to be used in connection with a meeting of its shareholders to consider and vote upon the transactions contemplated in this Plan and the Bank Merger Agreement, to use its best efforts to obtain the authorization of the Comptroller for Surety Bank to furnish such proxy material to its shareholders, to thereafter duly call and hold said meeting of its shareholders, to submit and recommend to its shareholders the approval of the transactions contemplated in this Plan and the Bank Merger Agreement and to cause to be furnished to each such shareholder a copy of such proxy material.

          (c) VOTING. Surety Bank hereby covenants and agrees to vote all of its shares of common stock of Newco in favor of the Holding Company Merger at the meeting of the shareholders of Newco called to consider and vote upon the Holding Company Merger Agreement. Surety hereby covenants and agrees to vote all of its shares of common stock of Surety Bank in favor of the Bank Merger at the meeting of the shareholders of Surety Bank to consider and vote upon the Bank Merger Agreement.

          (d) APPROVALS OF THIRD PARTIES. As soon as practicable after the date of this Plan, Surety and Surety Bank will use their best efforts to secure all necessary approvals of third parties, including without limitation regulatory authorities having jurisdiction over banks and bank holding companies, that shall be required in order to form Newco as an operating subsid-iary of Surety Bank and to effect the Mergers and will otherwise use their best efforts to cause the consummation of the Mergers in accordance with the terms and conditions of this Plan and the Merger Agreements.

          (e) PAYMENT. As and when required by the provisions of the Holding Company Merger Agreement, Surety Bank shall pay to the shareholders of First Midlothian such sums to which such shareholders are entitled under SECTION 5(a) of the Holding Company Merger Agreement.

          (f) NOTIFICATION AS TO MATERIAL DEVELOPMENTS. Surety will keep First Midlothian and First Bank closely advised of all material developments relevant to the consummation of the Mergers.

          (g) FURTHER ASSURANCES. Upon request of First Midlothian, Surety and Surety Bank, and each of them, will at any time, whether before or after the Closing Date, and from time to time, duly execute and deliver to First Midlothian all such further instruments and documents as may be necessary or advisable, in the opinion of First Midlothian, to obtain the full benefit of this Plan, the Merger Agreements, and the transactions contemplated hereby and thereby.

          (h) CHANGED CIRCUMSTANCES. Surety and Surety Bank shall promptly notify First Midlothian if Surety or Surety Bank discover that any of the representations or warranties of Surety or Surety Bank contained in this Plan or the Merger Agreements were not true and correct as of the date hereof, or by reason of changed circumstances, or otherwise, are no longer true and correct.

     5. MUTUAL REPRESENTATIONS AND COVENANTS. Surety, Surety Bank, the Directors, each in their individual and representative capacity, First Midlothian and First Bank mutually represent and covenant as follows:

          (a) FURNISHING INFORMATION AND INDEMNIFICATION. The parties to this Plan have furnished, or will furnish as soon as practicable after the date of this Plan, to each other such information as the other has requested or may request concerning itself required for inclusion in

               (i) applications (or waivers therefrom) to be filed on behalf of Newco with the Federal Reserve for authority to consummate the Holding Company Merger and applications to be filed on behalf of Surety Bank with the Comptroller for authority to consummate the Bank Merger, and

               (ii) any other request, application, statement, report or material to be made or filed by Surety, Surety Bank, Newco, First Midlothian or First Bank to or with any governmental agency, department or instrumentality in connection with the transactions contemplated in this Plan, in the Merger Agreements, or otherwise.

Surety, Surety Bank, the Directors, First Midlothian and First Bank each represent and warrant to the other that, to their best knowledge, information and belief, all information so furnished for such requests, statements, applications, reports and material shall be true and correct in all material respects without omissions of any material fact required to be stated to make the information not misleading. Surety and Surety Bank, on the one hand, and the Directors, First Midlothian and First Bank, on the other hand, will indemnify and hold harmless each other, each of the other's directors and officers, and each person, if any, who controls the other within the meaning of the 1933 Act, from and against any and all losses, damages, expenses or liabilities to which the other, or any such director, officer or controlling person may become subject under applicable laws (including the Bank Holding Company Act of 1956, as amended) and rules and regulations thereunder and will reimburse the other, and any such director, officer or controlling person for any legal or other expenses reasonably incurred in connection with investigating or defending any actions whether or not resulting in liability, insofar as such losses, damages, expenses, liabilities, or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any such request, statement, application, report or material or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing in connection therewith by such indemnifying party expressly for use therein.

          (b) NO AGENT'S FEE. Each party hereto represents to and covenants that there is no agent's, broker's or finder's fee or commission payable or that will be payable in connection with the transactions contemplated in this Plan or the Merger Agreements by virtue of or resulting from any action or agreement by it other than a fee in the amount of approximately $170,000 payable to Service Asset Management Company ("Agent") upon the consummation of the transactions contemplated by this Plan. If, but only if, the transactions are consummated pursuant to this Plan and the Merger Agreements, First Midlothian shall pay Agent such fee. Surety Bank and Surety, on the one hand, and the Directors, First Midlothian and First Bank, on the other hand, hereby agree to indemnify and hold harmless each other from and against any claim, demand, liability, loss, cost or expense (including court costs and attorneys' fees) on account of or in connection with any agent's, broker's or finder's fees or commissions payable or alleged to be payable in connection with this Plan, the Merger Agreements or the transactions contemplated hereby or thereby by virtue of or resulting from any action or agreement on the part of such indemnifying party.

     6. CONDITIONS TO OBLIGATIONS OF PARTIES. The obligations of Surety, Surety Bank, the Directors, First Midlothian and First Bank to cause the Mergers to be consummated shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions, unless such condition shall, on or prior to the Closing Date, have been waived in writing by Surety and First
Midlothian:

          (a) APPROVALS OF THIRD PARTIES. All orders, consents, waivers, and approvals necessary in order for the transactions contemplated hereby to be lawfully accomplished shall have been entered by each regulatory authority having jurisdiction in the premises, including the Comptroller and the Federal Reserve, upon terms and conditions satisfactory to First Midlothian and Surety; all applicable statutory waiting periods shall have expired; and all necessary orders, consents and approvals referred to in SECTION 3(j) and SECTION 4(d) hereof shall have been given by third parties, upon terms and conditions satisfactory to First Midlothian and Surety.

          (b) LITIGATION. At the Closing Date, there shall not be pending or threatened any litigation in any court or any proceeding before or by any governmental department, agency or instrumentality,

               (i) in which it is sought to restrain or prohibit or obtain damages in respect of the consummation of the Mergers, or

               (ii) as a result of which, in the reasonable judgment of Surety or First Midlothian, either Surety, Surety Bank, First Midlothian, First Bank, or their respective shareholders could be deprived of any of the material benefits of the Mergers.

     7. CONDITIONS TO SURETY AND SURETY BANK'S OBLIGATIONS. The obligations of Surety and Surety Bank to cause the Mergers to be consummated shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions, unless Surety and Surety Bank shall have waived such condition in writing:

          (a) REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE DIRECTORS, FIRST MIDLOTHIAN AND FIRST BANK. The Directors, First Midlothian and First Bank shall each have complied in all material respects with each agreement or covenant made by it in this Plan or in the Merger Agreements and to be performed by it at or prior to the Closing Date, and each representation or warranty of the Directors, First Midlothian and First Bank contained in this Plan or the Merger Agreements shall be accurate in all material respects at and as of the Closing Date with the same effect as though such representation or warranty (in the exact language contained in this Plan or the Merger Agreements with appropriate modification of tense in the case of representations and warranties relating to statements of fact as of specified dates) had been made at and as of the Closing Date, except as otherwise contemplated by this Plan or the Merger Agreements.

          (b) FURTHER ACTION. Each and every action required of the Directors, First Midlothian and First Bank by this Plan to effect the Merger shall have been taken.

          (c)  OTHER CERTIFICATES.

               (i)    First Midlothian shall have furnished to Surety

                      (1) a certificate from the Secretary of State of the State of Texas dated not more than thirty (30) days prior to the Closing Date attesting to First Midlothian's existence as a Texas corporation and certifying as to all charter documents on file with respect to First Midlothian,

                      (2) a certificate from the Secretary of State of the State of Texas dated not more than thirty (30) days prior to the Closing Date attesting to First Midlothian's good standing as a Texas corporation,

                      (3) copies, certified by the Secretary of State of the State of Texas as of a date not more than thirty (30) days prior to the Closing Date, of the Articles of Incorporation and all amendments thereto of First Midlothian,

                      (4) copies, certified by the Secretary of First Midlothian as of the Closing Date, of the bylaws of First Midlothian as amended as of the Closing Date,

                      (5) a certificate of the Secretary of First Midlothian dated the Closing Date attesting to the adoption of all resolutions by its directors and shareholders and the taking of all such other corporate action by First Midlothian as shall have been required for consummation of the Mergers, and

                      (6)   the shareholders certificates
               provided for in SUBSECTION (ii) OF SECTION 3(i).

               (ii)   First Bank shall have furnished to Surety

                      (1) a certificate from the Comptroller dated not more than thirty (30) days prior to the Closing Date attesting to First Bank's existence as a national banking association and certifying as to all charter documents on file with respect to First Bank,

                      (2) a certificate from the Comptroller dated not more than thirty (30) days prior to the Closing Date attesting to First Bank's good standing as a national banking association,

                      (3) copies, certified by the Comptroller as of a date not more than thirty (30) days prior to the Closing Date, of the Charter and all amendments thereto of First Bank,

                      (4) copies, certified by the Cashier of First Bank as of the Closing Date, of the Articles of Association and bylaws of First Bank as amended as of the Closing Date, and

                      (5) a certificate of the Cashier of First Bank dated the Closing Date attesting to the adoption of all resolutions by its directors and shareholders and the taking of all such other corporate action by First Bank as shall have been required for consummation of the Bank Merger.

               (iii) Each of the Directors and the other shareholders of First Midlothian shall have furnished to Surety the certificate provided for in SUBSECTION (i) OF SECTION 3(i).

          (d)  SHAREHOLDER APPROVAL.

               (i) At a meeting of the shareholders of First Midlothian duly called and held for such purpose, the transactions contemplated in this Plan and the Holding Company Merger Agreement shall have been duly approved by the requisite vote of such shareholders.

               (ii) At a meeting of the shareholders of First Bank duly called and held for such purpose, the transactions contemplated in this Plan and the Bank Merger Agreement shall have been duly approved by First Midlothian as the sole shareholder of First Bank.

          (e) FINANCIAL RESOURCES. Surety shall have sufficient financial resources available, in the sole opinion of Surety, to consummate the transactions contemplated by this Plan and the Merger Agreements.

          (f) MATERIAL ADVERSE CHANGE. Neither First Midlothian nor First Bank shall have, in the opinion of Surety and Surety Bank, suffered any material adverse change in their financial condition, business, operations, prospects, properties or assets.

          (g) EDS CONTRACT. First Midlothian shall have calculated the cost of terminating that certain data processing agreement between First Bank and Electronic Data Systems ("EDS") dated April 1, 1992 (the "EDS Contract") as of the conversion date selected by Surety, which date shall not be before the Closing Date (the "Termination Fee"), and shall have advised Surety of the amount thereof. Additionally, if requested by Surety, Surety shall have received written confirmation from EDS, satisfactory to Surety, that the Termination Fee, as calculated by First Midlothian, is correct and that upon payment thereof to EDS, the EDS Contract shall be terminated and be of no further force and effect.

          (h) EXPENSES. First Midlothian shall have paid, or retained as of the Closing Date sufficient cash to pay, all expenses accrued or incurred on or before the Closing Date, including those expenses related to the transactions contemplated by this Plan to be paid by First Midlothian, as provided for in SECTION 9 of this Plan.

          (i) DISSENTERS' RIGHTS. Holders of no more than five percent (5%) of the issued and outstanding shares of First Midlothian Common Stock shall have exercised their right to dissent from the Holding Company Merger.

          (j) SCHEDULES. The schedules provided for in this Plan shall have been prepared and delivered to Surety by First Midlothian pursuant to SECTION 17 of this Plan and shall be satisfactory in all respects to Surety.

     8. CONDITIONS TO OBLIGATIONS OF THE DIRECTORS, FIRST MIDLOTHIAN AND FIRST BANK. The obligations of the Directors, each in their individual and representative capacity, First Midlothian and First Bank to cause the Mergers to be consummated shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions, unless First Midlothian shall have waived such condition in writing:

          (a) REPRESENTATIONS, WARRANTIES AND COVENANTS OF SURETY AND SURETY BANK. Surety, Surety Bank and Newco shall each have complied in all material respects with each agreement or covenant made by it in this Plan or in the Merger Agreements and to be performed by it at or prior to the Closing Date, and each representation or warranty of Surety and Surety Bank contained in this Plan or in the Merger Agreements shall be accurate in all material respects at and as of the Closing Date with the same effect as though such representation or warranty (in the exact language contained in this Plan or the Merger Agreements with appropriate modification of tense in the case of representations and warranties relating to statements of fact as of specified dates) had been made at and as of the Closing Date, except as otherwise contemplated by this Plan or the Merger Agreements.

          (b) FURTHER ACTION. Each and every action required of Surety and Surety Bank to effect the Mergers shall have been taken.

          (c) OTHER CERTIFICATES. Surety Bank shall have furnished to First Midlothian

               (i) a certificate of the Comptroller dated not more than thirty (30) days prior to the Closing Date attesting to Surety Bank's organization and good standing as a national banking association,

               (ii) copies, certified by the Comptroller as of a date not more than thirty (30) days prior to the Closing Date, of the Charter and all amendments thereto of Surety Bank, and

               (iii) a certificate of the Cashier of Surety Bank, dated the Closing Date, attesting to the adoption of all resolutions by the directors and shareholders and the taking of all other corporate action by Surety Bank as shall have been required for consummation of the Bank Merger.

          (d)  APPROVAL BY SHAREHOLDERS.

               (i) At a meeting of the shareholders of Surety Bank duly called and held for such purpose, the transactions contemplated in this Plan and the Bank Merger Agreement shall have been duly approved by the requisite vote of such shareholders.

               (ii) At a meeting of the shareholders of Newco duly called and held for such purpose, the transactions contemplated in this Plan and the Holding Company Merger Agreement shall have been duly approved by the requisite vote of Surety Bank as the sole shareholder of Newco.

     9. EXPENSES. The Directors, First Midlothian and First Bank, on the one hand, and Surety and Surety Bank, on the other hand, shall each bear and pay all costs and expenses incurred by such parties on their own behalf in connection with the proceedings relating to this Plan, the Mergers, including, without limiting the generality of the foregoing, fees and expenses of its own financial consultants, accountants and legal counsel. Surety shall pay all reasonable expenses and costs incurred by Surety in connection with its efforts to obtain any necessary approvals or waivers of any governmental regulatory authority having control or jurisdiction over any transactions contemplated by this Plan, including applicable filings with the Comptroller and the Federal Reserve, and one-half (1/2) of the appraisal fees, if any, pursuant to SECTION 5 of the Holding Company Merger Agreement and one-half of the Termination Fee pursuant to
SECTION 7(g) of this Plan. First Midlothian shall pay all expenses and costs related to the audits provided for in SECTION 3(f) of this Plan, the agent's fee provided for in SECTION 5(b) of this Plan, one-half (1/2) of the Termination Fee pursuant to SECTION 7(g) of this Plan, and one-half (1/2) of the appraisal fees, if any, pursuant to SECTION 5 of the Holding Company Merger Agreement.

     10.  WARRANTIES AT CLOSING: SURVIVAL OF REPRESENTATIONS AND WARRANTIES.
All of the warranties and representations of each party to this Plan and the Merger Agreements are not only true and correct as of the date of this Plan, but also shall be true and correct as of the Closing Date with the same force and effect as if made on and as of the Closing Date. All of the warranties, representations, covenants and agreements made by the parties in this Plan or in any schedule, exhibit, list or other instrument delivered pursuant to or in connection with this Plan, shall survive for one (1) year (except for all warranties, representations, covenants and agreements relating to taxes, which shall survive for four (4) years after the filing of the return to which same relates) following the Closing and remain operative and in full force and effect during such period of time regardless of any investigation at any time made by or on behalf of the party to whom or with whom the warranty, representation, covenant or agreement is made and shall not be deemed merged into any document or instrument executed or delivered at Closing; PROVIDED, HOWEVER, that no party to this Plan and/or the Merger Agreements shall have a continuing duty after the Closing Date to update any representation or warranty contained herein or there-in.

     11.  INDEMNIFICATION BY THE DIRECTORS, FIRST MIDLOTHIAN AND FIRST BANK.

          (a) The Directors, each in their individual and representative capacity, First Midlothian and First Bank shall each, jointly and severally, indemnify and hold Newco, Surety Bank, Surety and their respective officers, directors, employees, agents, successors and assigns (collectively, the "Indemnified Parties") harmless from and against any and all claims, demands, losses, damages, suits, judgments and expenses of any description whatever (including without limitation all costs and expenses, including attorneys' fees, incurred in investigating into or defending against any such claim, demand or suit) which an Indemnified Party may at any time suffer, sustain or have asserted against it, and which in any manner arises out of or in connection with any breach by the Directors, First Midlothian or First Bank of any warranty or representation contained in this Plan or in any instrument given pursuant to this Plan, including those deemed to have been made on the Closing Date under
SECTION 7(a), or any breach or failure by the Directors, First Midlothian or First Bank to keep or perform any of their respective covenants, agreement or undertakings contained in this Plan or in any instrument given by the Directors, First Midlothian or First Bank pursuant to this Plan.

          (b) Surety and Surety Bank shall each, jointly and severally, indemnify and hold the Directors, First Midlothian and First Bank, and their respective officers, directors, employees, agents, successors and assigns (collectively, the "Indemnified Parties") harmless from and against any and all claims, demands, losses, damages, suits, judgments and expenses of any description whatever (including without limitation all costs and expenses, including attorneys' fees, incurred in investigating into or defending against any such claim, demand or suit) which an Indemnified Party may at any time suffer, sustain or have asserted against it, and which in any manner arises out of or in connection with any breach by Surety Bank or Surety of any warranty or representation contained in this Plan or in any instrument given pursuant to this Plan, including those deemed to have been made on the Closing Date under
SECTION 8(a), or any breach or failure by Surety Bank or Surety to keep or perform any of Surety Bank's or Surety's covenants, agreement or undertakings contained in this Plan or in any instrument given by Surety Bank and Surety pursuant to this Plan.

          (c) If any warranty or representation made by any of the parties hereto in this Plan or in any instrument given pursuant to this Plan shall be determined to be untrue, then such party or parties (the "Indemnifying Party") shall pay the Indemnified Party an amount equal to the amount which it would cost, at the time the untruth is discovered, to put each Indemnified Party in the position that each would have been in had the warranty or representation been true.

          (d)  Any payments becoming due to the Indemnified Party under this
SECTION 11 shall be payable by the Indemnifying Party to the Indemnified Party upon demand at the Indemnified Party's offices together with interest thereon at the highest lawful rate per annum from date of loss until date of payment. The Indemnifying Party shall pay to the Indemnified Party reasonable attorneys' fees incurred by the Indemnified Party in enforcing the Indemnifying Party's obligations under this SECTION 11.

     12. INCOME TAXES, AUDITS, LITIGATION, AND INDEMNITIES. For purposes of this SECTION 12, Newco, Surety Bank, Surety and their respective officers, directors, employees, agents, successors and assigns shall be collectively referred to as the "Surety Group."

          (a) The Directors, each in their individual and representative capacity, jointly and severally, shall be responsible for all federal, state, and local income, franchise, and other tax liabilities of either First Midlothian or First Bank for all periods prior to the consummation of the Mergers and for solely federal income and Texas franchise tax liabilities that are incurred by Surety, Surety Bank, Newco, First Midlothian, or First Bank as a result of any of the transactions contemplated by the Mergers and/or the subsequent liquidation of First Midlothian being held to be a taxable acquisition or disposition of assets or other taxable transaction (collectively the "Tax Liabilities").

          (b) The Directors, each in their individual and representative capacity, agree that the certified public accounting firm retained by First Midlothian shall provide to Surety in final form all tax reporting information for First Midlothian and First Bank for the period ending with and at the completion of the Mergers, and Surety agrees to prepare and timely file all income, franchise, and other tax returns for the tax reporting periods of First Midlothian and First Bank that include the periods for which such information was furnished. Each party shall pay its own expense in this regard. In addition, Surety agrees to provide the Directors with a copy of any tax return or report at least thirty (30) days prior to the final filing date for same.

          (c) Except to the extent the Tax Liabilities were reflected in the First Midlothian Financial Statements, the Directors shall pay to the appropriate party in the Surety Group (within five (5) days prior to the applicable due date, taking into account any applicable extensions) the Tax Liabilities and any deficiencies, assessments, penalties, interest, and other costs attributable to the Tax Liabilities, together with the costs of contesting same, and the Directors, each in their individual and their representative capacity, hereby agree, jointly and severally, to indemnify and hold the Surety Group harmless for same. Any such payments owed under the foregoing shall be paid within fifteen (15) days after a written notice is given to the Directors of such amount being due and, if not so paid, such amount shall accrue interest at the rate of fourteen percent (14%) per annum from the end of such fifteen (15) day period to the date paid.

          (d) Upon receipt of any notices, letters, or adjustments relating to periods for which Tax Liabilities may be calculated, the party receiving such notice agrees to immediately send a copy of any such notices, letters, or adjustments to the other party. Furthermore, the parties agree to cooperate in the handling of any audit with the appropriate taxing authority or in tax litigation for such periods.

          (e) Each party will preserve all records relating to tax reporting requirements for periods through the consummation of the Mergers for a period of seven (7) years after the date on which the tax return or information report was or is filed, and shall permit the other party to have access to and the right to photocopy these records.

          (f) Each party agrees to cooperate with the other in carrying out the provisions of this SECTION 12 by furnishing to the other all information and documentation necessary to comply with the purpose and intent of the parties' agreements contained in this SECTION 12.

          (g) If any deficiencies are proposed or assessed against the Surety Group with respect to the Tax Liabilities, the Directors desire to defend against such proposed or assessed deficiencies, and the Directors pay for the expenses of any audits, court proceedings, tax deficiencies, interest, penalties, etc., the Surety Group hereby agrees that the Directors and counsel of its choosing may defend and compromise such proposed or assessed deficiencies. In such event, the Surety Group shall receive, in a timely manner, copies of (1) all correspondence and other written communications with the taxing authority and from counsel, (2) all items filed with the court, administrative review or appeal officer, or other deciding body, and (3) any supporting information that the Directors may have in their possession or that the Directors can reasonably obtain from other sources.

          (h) If any deficiencies are proposed or assessed against the Surety Group concerning the Tax Liabilities and the Directors elect to defend same, the Directors agree to pursue such defense with due diligence, and they further agree to pay all costs of a tax audit or tax litigation, including all past due taxes, interest, deficiencies, penalties, and other costs associated therewith, including direct costs incurred by the Surety Group in connection with providing information and support for such defense.

          (i) Surety, as the parent of that group of affiliate companies filing a federal consolidated income tax return, and as the party responsible for the filing or causing to be filed any Texas franchise tax returns for itself or for its affiliates, shall be obligated to pay to the shareholders of First Midlothian any decrease in federal income taxes or Texas franchise tax realized by Surety and its affiliates because of either an audit adjustment, amended tax return or claim for refund that is directly attributable to the activities of First Midlothian and/or First Bank for the pre-merger period for which such shareholders have not been previously compensated. If statutory interest is received by Surety in connection with such audit adjustment, amended tax return, or claim for refund, this amount shall also be paid to such shareholders. Any amounts owed to the shareholders of First Midlothian shall be paid within fifteen (15) days of Surety's receipt of same.

     13. NOTICES. Any notice, request, instruction or other document to be given hereunder or under the Merger Agreements by any party hereto shall be in writing and delivered personally or sent by certified mail, return receipt requested, postage prepaid, if to Surety Bank or Surety to:

          Mr. C. Jack Bean
          Surety Capital Corporation
          1845 Precinct Line Road, Suite 100
          Hurst, Texas  76054

with a copy to:

          Ms. Margaret E. Holland
          Tracy & Holland
          306 W. Seventh St., Suite 500
          Fort Worth, Texas  76102

and if to the Directors, First Midlothian or First Bank to:

          Mr. Jim Rodgers
          First Midlothian Corporation
          310 N. Ninth
          Midlothian, Texas  76065

with a copy to:

          Mr. Sanford M. Brown
          Bracewell & Patterson, L.L.P.
          4000 Lincoln Plaza
          Dallas, Texas  75201
or at such other address for a party as shall be specified by like notice.

     14. SPECIFIC PERFORMANCE. The parties hereby declare that it is impossible to measure in money the damages which will accrue to a party hereto, his heirs, executors, administrators, legal representatives, successors or assigns, by reason of the failure of any other party to perform any of the obligations hereunder. Therefore, if a party hereto, his heirs, executors, administrators, legal representatives, successors or assigns, shall institute any action or proceeding to enforce the provisions hereof, any party against whom such action or proceeding is brought hereby agrees that specific performance may be sought and obtained for any breach of this Plan or the Merger Agreements without the necessity of proving actual damages; PROVIDED, HOWEVER, that any party hereto may, at its option, waive his right to specific performance and collect damages resulting from any breach or failure to perform hereunder.

     15. CONFIDENTIALITY. Except as necessary or appropriate in connection with any statement, application or other document filed with applicable governmental authorities in connection with the transactions contemplated by this Plan and the Merger Agreements, the parties hereto will, and will cause their respective officers and authorized representatives to, hold in confidence all, and not disclose to others for any reason whatsoever any, nonpublic information received by it from the other parties hereto, or any of them, in connection with the transactions contemplated by this Plan and the Merger Agreements.

     16. ATTORNEYS' FEES. If any action at law or in equity, including any action for declaratory relief, is brought to enforce or interpret the provisions of this Plan or the Merger Agreements, the prevailing party shall be entitled to recover reasonable attorneys' fees from the other party or parties, which fees may be set by the court in the trial of such action or may be enforced in a separate action brought for that purpose.

     17. MISCELLANEOUS. This Plan and the Merger Agreements constitute the entire contract and shall supersede all prior agreements and understandings, both written and oral, between the parties hereto and thereto with respect to the subject matter hereof and thereof and no party shall be liable or bound to the other in any manner by any warranties or representations except as specifically set forth herein or in the Merger Agreements or expressly required to be made or delivered pursuant hereto or thereto. Each of the attachments, schedules, lists and exhibits called for by this Plan and the Merger Agreements is made a part of this Plan and the Merger Agreements the same as if set out verbatim at each point where reference is made to it. The schedules to be prepared by First Midlothian in connection with this Plan shall be delivered to Surety within ten (10) days of the date of this Plan. The terms and conditions of this Plan and the Merger Agreements shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto and thereto, but nothing contained herein shall be construed as a consent to any assignment of this Plan or the Merger Agreements by the parties hereto or thereto, or any of them. Nothing in this Plan or in the Merger Agreements, express or implied, is intended to confer upon any party, other than the parties hereto and thereto, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of such agreements, except as expressly provided herein or therein. The provisions of SECTIONS 9, 10, 11 AND 12 of the Holding Company Merger Agreement and SECTIONS 8, 9, 10 AND 11 of the Bank Merger Agreement are hereby incorporated into this Plan for all purposes. This Plan may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument, but only one of which need be produced. The headings of the Sections and Subsections of this Plan are inserted for convenience only and shall not be deemed to constitute part of this Plan or to affect the construction hereof. As used in this Plan, the words "herein", "hereof", and "hereunder" and other words of similar import refer to this Plan as a whole and not to any particular section, subsection or other subdivision. Unless context otherwise requires, words in the singular number include the plural and the plural include the singular, and words of the masculine gender include the feminine and neuter genders and words of the neuter gender referred to any gender. In case any one or more of the provisions contained in this Plan or the Merger Agreements shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions hereof or thereof, and this Plan and the Merger Agreements shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein and therein. This Plan shall be construed in accordance with the laws of the State of Texas. All disputes arising out of this Plan and/or the Merger Agreements shall be litigated in Tarrant County, Texas and, to the extent such a dispute relates to the alleged breach of a warranty or representation by a party to this Plan, any suit initiated with respect to such a dispute shall be commenced on or before the expiration of such warranty or representation pursuant to SECTION 10 of this Plan. No term or condition of this Plan or the Merger Agreements shall be deemed to have been waived, nor shall there be any estoppel to enforce any provision of this Plan or the Merger Agreements, except by written instrument signed by the party charged with such waiver or estoppel.

     18. BREAKUP FEE. In the event Surety elects to abandon the Merger Plan by written notice to such effect to First Midlothian

(the "Election") pursuant to SECTION 7(e) of this Plan, as a result of Surety's inability to have sufficient financial resources available, in the sole opinion of Surety, to consummate the transactions contemplated by the this Plan and the Merger Agreements, Surety shall pay to First Midlothian a break-up fee, as follows, and upon payment thereof, none of the parties to this Plan nor the Merger Agreements shall have any further obligations to each other, except as expressly set forth in this SECTION 18:

          (a) If Surety makes the Election on or before December 31, 1995, Surety shall pay to First Midlothian the sum of TWENTY-FIVE THOUSAND AND NO/100 DOLLARS ($25,000) concurrently with the mailing of the notice of such Election.

          (b) If Surety makes the Election on or before March 31, 1996, Surety shall pay to First Midlothian the sum of THIRTY-FIVE THOUSAND AND NO/100 DOLLARS ($35,000) concurrently with the mailing of the notice of such Election.

          (c)  If Surety makes the Election on or before June 30,
          1996, Surety shall pay to First Midlothian the sum of FIFTY THOUSAND AND NO/100 DOLLARS ($50,000) concurrently with the mailing of the notice of such Election.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Plan to be signed in counterparts all as of the date first above written.

                                   FIRST MIDLOTHIAN CORPORATION,
                                   a Texas corporation



                                   By:/s/ Danny D. Rodgers
                                      ------------------------------------------
                                      Danny D. Rodgers, Vice President

                                   FIRST NATIONAL BANK,
                                   a national banking association



                                   By:/s/ Danny D. Rodgers
                                      ------------------------------------------
                                      Danny D. Rodgers, President



                                   /s/ Billie Jo Duran
                                   ---------------------------------------------
                                   Billie Jo Duran, Individually and as a
                                   Director of First Midlothian Corporation and
                                   First National Bank

                                   /s/ Charles L. Duran
                                   ---------------------------------------------
                                   Charles L. Duran, Individually and as a
                                   Director of First Midlothian Corporation and
                                   First National Bank



                                   /s/ V. H. Easterwood, Jr.
                                   ---------------------------------------------
                                   V. H. Easterwood, Jr., Individually and as a
                                   Director of First Midlothian Corporation and
                                   First National Bank



                                   /s/ Lou E. Rodgers
                                   ---------------------------------------------
                                   Lou E. Rodgers, Individually and as a
                                   Director of First Midlothian Corporation and
                                   First National Bank



                                   /s/ Danny D. Rodgers
                                   ---------------------------------------------
                                   Danny D. Rodgers, Individually and as a
                                   Director of First Midlothian Corporation and
                                   First National Bank



                                   /s/ J. C. Rodgers
                                   ---------------------------------------------
                                   J. C. Rodgers, Individually and as a Director of First Midlothian Corporation and First National Bank



                                   /s/ J. D. Rodgers
                                   ---------------------------------------------
                                   J. D. Rodgers, Individually and as a Director of First Midlothian Corporation and First National Bank



                                   /s/ E. L. Webb
                                   ---------------------------------------------
                                   E. L. Webb, Individually and as a Director of First Midlothian Corporation and First National Bank

                                   SURETY BANK, NATIONAL ASSOCIATION,
                                   a national banking association



                                   By:/s/ Bobby W. Hackler
                                      ------------------------------------------
                                   Its: President & C.E.O.
                                       -----------------------------------------
                                   SURETY CAPITAL CORPORATION,
                                   a Delaware corporation



                                   By:/s/ Bobby W. Hackler
                                      ------------------------------------------
                                   Its: Vice President & C.F.O.
                                       -----------------------------------------

                   AGREEMENT TO MERGE SURETY ACQUISITION, INC.
              WITH AND INTO FIRST MIDLOTHIAN CORPORATION UNDER THE
                     CHARTER OF FIRST MIDLOTHIAN CORPORATION
               AND UNDER THE TITLE OF FIRST MIDLOTHIAN CORPORATION


     MERGER AGREEMENT made this _____ day of _____________, 1995, between FIRST MIDLOTHIAN CORPORATION, a Texas corporation registered as a bank holding company, located in Midlothian, Texas ("First Midlothian"); SURETY ACQUISITION, INC. a Texas corporation ("Newco") which has been approved as a wholly-owned operating subsidiary of SURETY BANK, NATIONAL ASSOCIATION, a national banking association located in Lufkin, Texas ("Surety Bank"); and joined in by Surety Bank and all those individuals and entities who have subscribed their names hereto individually and as a Director (hereinafter referred to individually as a "Director" and collectively as the "Directors").

                                   WITNESSETH:

     A. First Midlothian is a corporation duly organized and existing under the laws of the State of Texas with authorized common stock of 48,000 shares, par value $10.00 per share ("First Midlothian Common Stock"), of which 48,000 shares are issued and outstanding;

     B. Newco is a corporation duly organized and existing under the laws of the State of Texas with authorized common stock of ______ shares, par value $____ per share ("Newco Common Stock") of which ______ shares are issued and outstanding;

     C. The Boards of Directors and shareholders of First Midlothian and of Newco have approved this Merger Agreement under which Newco shall be merged with and into First Midlothian (the "Holding Company Merger") and have authorized the execution hereof; and the Board of Directors of Surety Bank has approved this Merger Agreement, authorized Surety Bank to join in and be bound by this Merger Agreement, and authorized the undertakings herein made by Surety Bank;

     D. Surety Capital Corporation, a Delaware corporation which owns of record and beneficially over ninety-nine percent (99%) of the issued and outstanding shares of common stock of Surety Bank ("Surety"); Surety Bank; First Midlothian; First National Bank, a national banking association located in Midlothian, Texas ("First Bank)", all of the issued and outstanding shares of common stock of which are owned of record and beneficially by First Midlothian; and the Directors have entered into a Reorganization Agreement dated ________, 1995 (the "Reorganization Agreement") which contemplates the Holding Company Merger provided for in this Merger Agreement. All terms not defined in this Merger Agreement shall have the meaning set forth in the Reorganization Agreement;

     E. As and when required by the provisions of this Merger Agreement or the Reorganization Agreement (hereinafter referred to

                                    EXHIBIT A
collectively as the "Merger Plan"), all such action as may be necessary or appropriate shall be taken by Newco, Surety Bank, First Midlothian and the Directors in order to consummate the Holding Company Merger.

     NOW, THEREFORE, in consideration of the premises, Newco and First Midlothian, joined in by Surety Bank and the Directors, in their individual and representative capacity, hereby agree that Newco shall be merged with and into First Midlothian on the following terms and conditions:

     1. At the Effective Time (as defined herein), Newco shall be merged with and into First Midlothian to do business and be governed by the laws of the State of Texas. Said Holding Company Merger shall be pursuant to the provisions of and with the effect provided in the Texas Business Corporation Act.

     2. At the Effective Time, the name of First Midlothian (hereinafter referred to as "Resulting Entity" whenever reference is made to it as of the time of the Holding Company Merger or thereafter) shall be changed to "Surety Acquisition, Inc."; the Articles of Incorporation of Resulting Entity shall be as set forth in ANNEX A attached hereto and made a part hereof; the bylaws of Resulting Entity shall be as set forth in ANNEX B hereto and made a part hereof; and the established office and facilities of Newco immediately prior to the Holding Company Merger shall become the established office and facilities of Resulting Entity.

     3. At the Effective Time, the corporate existence of First Midlothian and Newco shall be merged into and continued in Resulting Entity and Resulting Entity shall be deemed to be the same corporation as First Midlothian and Newco. All rights, franchises and interests of First Midlothian and Newco, respec-tively, in and to every type of property (real, personal and mixed) and choses in action shall be transferred to and vested in Resulting Entity by virtue of such Holding Company Merger without any deed or other transfer. Resulting Entity at the Effective Time and without any order or other action on the part of any court or otherwise, shall hold and enjoy all rights of property, franchises and interests, including appointments, designations and nominations, and all other rights and interests as trustee, executor, administrator, transfer agent and registrar of stocks and bonds, guardian of estates, assignee, receiver, and in every other fiduciary capacity, and in every agency capacity, in the same manner and to the same extent as such rights, franchises and interests were held or enjoyed by First Midlothian and Newco, respectively, at the Effective Time.

     4. At the Effective Time, Resulting Entity shall be liable for all liabilities of First Midlothian and Newco, respectively; and all deposits, debts, liabilities, obligations and contracts of First Midlothian and Newco, respectively, matured or unmatured, whether accrued, absolute, contingent or otherwise, and whether or not reflected or reserved against on balance sheets, books of account or records of First Midlothian or Newco, as the case may be, including all liabilities of First Midlothian and Newco for taxes, whether existing at the Effective Time or arising as a result of or pursuant to the Holding Company Merger, shall be those of Resulting Entity and shall not be released or impaired by the Holding Company Merger; and all rights of creditors and other obligees and all liens on property of either First Midlothian or Newco shall be preserved unimpaired.

     5.   At the Effective Time:

          (a) All shares of First Midlothian Common Stock outstanding at the Effective Time held by the shareholders shall, without any action on the part of the shareholders, be converted into and exchanged for the right to receive cash (the "Consideration") equal to (i) one hundred fifty percent (150%) of the Book Value of First Bank as of the Closing Date (as defined herein), to the extent such Book Value does not exceed $4,500,000 plus (ii) one hundred percent (100%) of the Book Value of First Bank as of the Closing Date in excess of $4,500,000 minus (iii) the outstanding principal of, and accrued interest on, the Debentures as of the Closing Date.

          (b) Book Value shall mean the sum of First Bank's total stockholders' equity (defined as capital stock, surplus, undivided profits and retained earnings) determined in accordance with generally accepted accounting principles applied on a consistent basis, with reserves acceptable to First Midlothian and Surety. The Book Value shall be determined pursuant to an audit or other specified review procedure prepared by Coopers & Lybrand, and the Book Value of First Bank shall be based on the results of that audit or specified review procedure.

          (c)  In the event the Book Value, as determined pursuant to SUBSECTION
(b), is unsatisfactory to either First Midlothian or Surety, the parties agree that they will first attempt in good faith to resolve their dispute with respect to Book Value through direct negotiation within fifteen (15) days of the date either party notifies the other of the existence of such a dispute. If a shorter time period is indicated by the circumstances, the parties agree that the time period shall be reduced accordingly.

          (d) In the event the parties are unable to resolve their dispute through direct negotiation within the applicable time period, either party may notify the other party of its decision to submit the dispute to resolution by appraisal. In this event, the parties shall unanimously select an appraiser within fifteen (15) days after the end of the fifteen (15) day period. The appraiser unanimously selected shall determine Book Value within thirty (30) days after the appraiser is appointed and such determination shall be conclusive. If the parties do not unanimously agree upon a single appraiser within the fifteen (15) day period, Surety shall select one appraiser and First Midlothian shall select another appraiser within five (5) days after the end of the fifteen (15) day period. Upon appointment of the two appraisers, the two appraisers shall within five (5) days jointly select a third appraiser. Book Value shall then be determined within thirty (30) days after the date of the appointment of the third appraiser and such determination shall be conclusive. Book Value shall be the average of the two closest values determined by the three (3) appraisers. The total cost of the appraisers shall be paid one-half by Surety and one-half by First Midlothian.

          (e) Each share of Newco Common Stock issued and outstanding at the Effective Time shall be converted into and become one share of common stock of Resulting Entity.

     6.   After the Effective Time:

          (a) The holders of the outstanding certificate or certificates which prior thereto represented shares of First Midlothian Common Stock may surrender same to Resulting Entity, and each shall be entitled upon such surrender to receive from Surety Bank in exchange therefor, without cost to such holders, the amount determined by dividing the Consideration by the number of shares of First Midlothian Common Stock outstanding at the Effective Time and multiplying such result by the number of shares of First Midlothian Common Stock represented by such outstanding certificate or certificates surrendered.

          (b) Until so surrendered, each such outstanding certificate which, prior to the Effective Time, represented shares of First Midlothian Common Stock shall be deemed for all purposes to evidence solely the right to receive the amount of cash into and for which such shares of First Midlothian Common Stock shall have been converted pursuant to SECTION 6(a) hereof. No interest shall be payable with respect to any such cash payments. If a shareholder is unable to locate any of his certificates which prior to the Effective Time represented shares of First Midlothian Common Stock, Resulting Entity shall issue a check to such shareholder in the amount to which such shareholder would otherwise be entitled to receive hereunder without surrendering such certificate, upon receipt by Resulting Entity of an indemnity agreement to Resulting Entity in form and substance satisfactory in all respects to Resulting Entity.

          (c) The stock transfer books of First Midlothian shall be closed as of the close of business on the Closing Date, and no transfer of record of any of the shares of First Midlothian Common Stock shall take place thereafter. From and after the close of business on the Closing Date, shares of First Midlothian Common Stock shall cease to be shares of First Midlothian, irre-spective of whether such shares are ultimately surrendered.

     7. The directors, advisory directors, and officers, respectively, of Resulting Entity at the Effective Time shall be those persons who are directors, advisory directors, and officers, respectively, of Newco immediately before the Effective Time. The committees of the Board of Directors of Resulting Entity at the

Effective Time shall be the same as, and shall be composed of the same persons who are serving on, committees of the Board of Directors of Newco as they exist immediately before the Effective Time.

     8. This Merger Agreement shall be submitted to the shareholders of First Midlothian, at a meeting called to be held as promptly as practicable in accordance with the Reorganization Agreement. This Merger Agreement shall be approved by Surety Bank, the sole shareholder of Newco, pursuant to a unanimous consent executed and delivered by such sole shareholder in accordance with the Reorganization Agreement. Upon approval of the shareholders of First Midlothian and the sole shareholder of Newco, this Merger Agreement shall be made effective as soon as practicable thereafter in the manner provided in SECTION 11 hereof.

     9. The Merger Plan may be terminated and abandoned at any time prior to or on the Closing Date, whether before or after action thereon by the shareholders of First Midlothian and the sole shareholder of Newco:

          (a)  By the mutual consent in writing of First Midlothian and Newco;

          (b) By First Midlothian in writing if any of the conditions to the obligations of the Directors, First Midlothian or First Bank contained herein or in the Reorganization Agreement shall not have been satisfied or, if unsatisfied, waived as of the Closing Date;

          (c) By Surety in writing if any of the conditions to the obligations of Surety or Surety Bank contained herein or in the Reorganization Agreement shall not have been satisfied or, if unsatisfied, waived as of the Closing Date; or

          (d) By either First Midlothian or Newco in writing if the Closing Date shall not have occurred by June 30, 1996, unless the date is extended by mutual agreement of First Midlothian and Newco.

     10. Except as provided in the next succeeding sentence, in the event of the termination and abandonment of the Merger Plan pursuant to the provisions of
SECTION 9 hereof, the same shall be of no further force or effect except that the indemnification provisions set forth in SECTION 11 and the provisions relating to expenses set forth in SECTION 9 of the Reorganization Agreement shall survive any such termination and abandonment. Additionally, in the event Surety elects to abandon the Merger Plan by written notice to such effect to First Midlothian (the "Election") pursuant to SECTION 7(e) of the Reorganization Agreement, as a result of Surety's inability to have sufficient financial resources available, in the sole opinion of Surety, to consummate the transactions contemplated by the Reorganization Plan and the Merger Agreements, Surety shall pay to First Midlothian a break-up fee, as follows, and upon payment thereof, none of the parties to the Reorganization Agreement nor the Merger Agreements shall have any further obligations to each other, except as expressly set forth in this SECTION 10:

          (a) If Surety makes the Election on or before December 31, 1995, Surety shall pay to First Midlothian the sum of TWENTY-FIVE THOUSAND AND NO/100 DOLLARS ($25,000) concurrently with the mailing of the notice of such Election.

          (b) If Surety makes the Election on or before March 31, 1996, Surety shall pay to First Midlothian the sum of THIRTY-FIVE THOUSAND AND NO/100 DOLLARS ($35,000) concurrently with the mailing of the notice of such Election.

          (c)  If Surety makes the Election on or before June 30,
          1996, Surety shall pay to First Midlothian the sum of FIFTY THOUSAND AND NO/100 DOLLARS ($50,000) concurrently with the mailing of the notice of such Election.

     11. The closing date (the "Closing Date") shall be a date to be selected by mutual agreement of the parties immediately following the satisfaction of all requirements of law and the conditions specified in the Merger Plan, including receipt of all applicable regulatory approvals or waivers therefrom and expira-tion of applicable waiting periods relating thereto. The closing (the "Closing") shall be held at the offices of Surety located in Hurst, Texas on the Closing Date. At the Closing, Surety Bank shall deliver to the shareholders of First Midlothian cash in the amount of the Consideration and the shareholders of First Midlothian shall deliver to Surety Bank all of the stock certificates evidencing issued and outstanding shares of common stock of First Midlothian. The Holding Company Merger shall become effective at the time specified in the certificate to be issued by the Secretary of State of the State of Texas, such time being herein called the "Effective Time."

     12. For the convenience of the parties hereto and to facilitate the filing and recording of this Merger Agreement, any number of counterparts hereof may be executed, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument, but only one of which need be produced.

     IN WITNESS WHEREOF, First Midlothian and Newco have each caused this Merger Agreement to be executed in counterparts on its behalf as of the date first above written.

                                   FIRST MIDLOTHIAN CORPORATION



                                   By:
                                      ------------------------------------------
                                      Its:
                                          --------------------------------------

                                   SURETY ACQUISITION, INC.



                                   By:
                                      ------------------------------------------
                                      Its:
                                          --------------------------------------

     Surety Bank hereby joins in the foregoing Merger Agreement, and undertakes that it will be bound thereby and will do and perform all acts and things therein referred to or provided to be done by it.

     IN WITNESS WHEREOF, Surety Bank has caused this undertaking to be made in counterparts by its duly authorized officer and its corporate seal to be hereunto affixed as of the date first above written.



                                   SURETY BANK, NATIONAL ASSOCIATION



                                   By:
                                      ------------------------------------------
                                      Its:
                                          --------------------------------------

     The Directors hereby join in the foregoing Merger Agreement, and undertake that they will be bound thereby and will do and perform all acts and things therein referred to or provided to be done by them.




                                   ---------------------------------------------
                                   Billie Jo Duran, Individually and as a
                                   Director of First Midlothian Corporation and
                                   First National Bank




                                   ---------------------------------------------
                                   Charles L. Duran, Individually and as a
                                   Director of First Midlothian Corporation and
                                   First National Bank

                                   ---------------------------------------------
                                   V. H. Easterwood, Jr., Individually and as a
                                   Director of First Midlothian Corporation and
                                   First National Bank




                                   ---------------------------------------------
                                   Lou E. Rodgers, Individually and as a
                                   Director of First Midlothian Corporation and
                                   First National Bank




                                   ---------------------------------------------
                                   Danny D. Rodgers, Individually and as a
                                   Director of First Midlothian Corporation and
                                   First National Bank




                                   ---------------------------------------------
                                   J. C. Rodgers, Individually and as a Director of First Midlothian Corporation and First National Bank




                                   ---------------------------------------------
                                   J. D. Rodgers, Individually and as a Director of First Midlothian Corporation and First National Bank




                                   ---------------------------------------------
                                   E. L. Webb, Individually and as a Director of First Midlothian Corporation and First National Bank

                   AGREEMENT TO MERGE FIRST NATIONAL BANK WITH
              AND INTO SURETY BANK, NATIONAL ASSOCIATION UNDER THE
             CHARTER OF SURETY BANK, NATIONAL ASSOCIATION AND UNDER
                 THE TITLE OF SURETY BANK, NATIONAL ASSOCIATION


     MERGER AGREEMENT made this _____ day of _________, 199___, between Surety Bank, National Association ("Surety Bank") and FIRST NATIONAL BANK ("First Bank") and joined in by SURETY ACQUISITION, INC., a Texas corporation ("Newco") (prior to the Holding Company Merger known as "First Midlothian Corporation") and SURETY CAPITAL CORPORATION, a Delaware corporation ("Surety").

                                   WITNESSETH:

     A. Surety Bank is a national banking association duly organized and existing under the laws of the United States of America having its principal offices in the City of Lufkin, County of Angelina, State of Texas.

     B. First Bank is a national banking association duly organized and existing under the laws of the United States having its principal offices in the City of Midlothian, County of Ellis, State of Texas.

     C. First Bank has, and will have as of the Effective Time, (i) authorized capital stock of $480,000 consisting of 48,000 shares of common stock, $10.00 par value ("First Bank Common Stock"), of which 48,000 shares are, or will be as of the Effective Time, issued and outstanding and (ii) surplus of not less than $1,000,000.

     D. All issued and outstanding shares of First Bank Common Stock are and will be as of the Effective Time held of record and beneficially by Newco.

     E. A majority of the Boards of Directors of First Bank and of Surety Bank has approved this Merger Agreement under which First Bank shall be merged into Surety Bank (the "Bank Merger") and has authorized the execution hereof; the Board of Directors of Newco has approved this Merger Agreement, authorized Newco to join in and be bound by this Merger Agreement, and authorized the undertakings herein made by Newco; and the Board of Directors of Surety has approved this Merger Agreement, authorized Surety to join in and be bound by this Merger Agreement, and authorized the undertakings herein made by Surety.

     F. Surety; Surety Bank; First Midlothian Corporation, a Texas corporation registered as a bank holding company located in Midlothian, Texas ("First Midlothian"); certain of the shareholders of First Midlothian (the "Shareholders"); and First Bank have entered into a Reorganization Agreement dated ___________, 1995 (the "Reorganization Agreement") which contemplates the Bank Merger provided for in this Merger Agreement. All terms not defined in


                                    EXHIBIT B
this Merger Agreement shall have the meaning set forth in the Reorganization Agreement.

     G. As and when required by the provisions of this Merger Agreement or the Reorganization Agreement (hereinafter referred to collectively as the "Merger Plan"), all such action as may be necessary or appropriate shall be taken by Surety Bank, First Bank, Newco and Surety in order to consummate the Bank Merger.

     NOW, THEREFORE, in consideration of the premises, Surety Bank and First Bank, joined by Newco and Surety, hereby agree that First Bank shall be merged with and into Surety Bank on the following terms and conditions:

     1. At the Effective Time, First Bank shall be merged with and into Surety Bank under the Articles of Association and Charter of Surety Bank. Said Bank Merger shall be pursuant to the provisions of and with the effect provided in 12 U.S.C. Section 215(a).

     2. At the Effective Time, the name of Surety Bank (hereinafter referred to as "Continuing Bank" whenever reference is made to it as of the time of Bank Merger or thereafter) shall continue to be "Surety Bank, National Association"; the Articles of Association of Continuing Bank shall be as set forth in ANNEX A attached hereto and made a part hereof; the bylaws of Surety Bank in effect immediately prior to the Bank Merger shall become the bylaws of Continuing Bank; the established office and facilities of First Bank immediately prior to the Bank Merger shall become the established office and facilities of Continuing Bank; and the established office and facilities of Surety Bank immediately prior to the Bank Merger shall continue and be operated as a branch of Continuing Bank.

     3. At the Effective Time, the corporate existence of Surety Bank and First Bank shall, as provided in 12 U.S.C. Section 215(a), be merged into and continued in Continuing Bank; and Continuing Bank shall be deemed to be the same corporation as Surety Bank and First Bank. All rights, franchises and interests of Surety Bank and First Bank, respectively, in and to every type of property (real, personal and mixed) and choses in action shall be transferred to and vested in Continuing Bank by virtue of such Bank Merger without any deed or other transfer. Continuing Bank at the Effective Time and without any order or other action on the part of any court or otherwise, shall hold and enjoy all rights of property, franchises and interests, including appointments, designations and nominations, and all other rights and interests as trustee, executor, administrator, transfer agent and registrar of stocks and bonds, guardian of estates, assignee, receiver, and in every other fiduciary capacity, and in every agency capacity, in the same manner and to the same extent as such rights, franchises and interests were held or enjoyed by Surety Bank and First Bank, respectively, at the Effective Time.

     4. At the Effective Time, Continuing Bank shall be liable for all liabilities of Surety Bank and of First Bank, respectively; and all deposits, debts, liabilities, obligations and contracts of Surety Bank and of First Bank, respectively, matured or unmatured, whether accrued, absolute, contingent or otherwise, and whether or not reflected or reserved against on balance sheets, books of account or records of Surety Bank or First Bank, as the case may be, including all liabilities of Surety Bank and First Bank for taxes, whether existing at the Effective Time or arising as a result of or pursuant to the Bank Merger, shall be those of Continuing Bank and shall not be released or impaired by the Bank Merger; and all rights of creditors and other obligees and all liens on property of either Surety Bank or First Bank shall be preserved unimpaired.

     5.   At the Effective Time:

          (a) All shares of First Bank Common Stock outstanding at the Effective Time held by Newco shall, without any action on the part of Newco, be cancelled and be of no further force and effect.

          (b) All shares of capital stock of Surety Bank issued and outstanding at the Effective Time shall continue to be issued and outstanding shares of capital stock of Continuing Bank.

     6. The directors, advisory directors and officers, respectively, of Continuing Bank at the Effective Time shall be those persons who are directors, advisory directors and officers, respectively, of Surety Bank immediately before the Effective Time. The committees of the Board of Directors of Continuing Bank at the Effective Time shall be the same as, and shall be composed of the same persons who are serving on, committees of the Board of Directors of Surety Bank as they exist immediately before the Effective Time.

     7. This Merger Agreement shall be approved by Newco, the sole shareholder of First Bank pursuant to a Unanimous Consent executed and delivered by such sole shareholder in accordance with the Reorganization Agreement. This Merger Agreement shall be submitted to the shareholders of Surety Bank, at a meeting called to be held as promptly as practicable in accordance with the Reorganization Agreement. Upon approval of the shareholders of Surety Bank and First Bank, this Merger Agreement shall be made effective as soon as practicable thereafter in the manner provided in SECTION 10 hereof.

     8. The Merger Plan shall be automatically terminated and abandoned at any time prior to or on the Closing Date, whether before or after action thereon by the shareholders of Surety Bank or First Bank, in the event the Holding Company Merger is not consummated, for any reason whatsoever, and may be terminated and abandoned at any time prior to or on the Closing Date, whether before or after action thereon by the shareholders of Surety Bank or First Bank by the mutual consent in writing of Surety Bank and First Bank.

     9. In the event of the termination and abandonment of the Merger Plan pursuant to the provisions of SECTION 8 hereof, the same shall be of no further force or effect except that the indemnification provisions set forth in
SECTION 11 and the provisions relating to expenses set forth in SECTION 9 of the Reorganization Agreement shall survive any such termination and abandonment.

     10. The "Closing Date" shall have the meaning set forth in the Holding Company Merger Agreement. The closing (the "Closing") shall be held at the offices of Surety located in Hurst, Texas on the Closing Date. At the Closing, Newco shall deliver to Surety Bank all of the stock certificates evidencing issued and outstanding shares of common stock of First Bank. Subject to the terms, and upon satisfaction on or before the Closing Date of all requirements of law and the conditions specified in the Merger Plan, including receipt of the approval of the Comptroller of the Currency specified in 12 U.S.C. Section 215(a), the Bank Merger shall become effective at the time specified in the cer-tificate to be issued by the Comptroller of the Currency under the seal of his office approving the Bank Merger, such time being herein called the "Effective Time."

     11. For the convenience of the parties hereto and to facilitate the filing and recording of this Merger Agreement, any number of counterparts thereof may be executed, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument, but only one of which need be produced.

     IN WITNESS WHEREOF, Surety Bank has caused this Merger Agreement to be executed in counterparts by its duly authorized officers and its corporate seal to be hereunto affixed as of the date first above written, and the directors constituting all of the Board of Directors of such banking association have hereunto subscribed their names.

SURETY BANK:                       SURETY BANK, NATIONAL ASSOCIATION



                                   By:
                                      ------------------------------------------
                                      Bobby W. Hackler, President
ATTEST:




-----------------------------------
                      , Cashier
----------------------

                             ALL OF THE DIRECTORS OF
                        SURETY BANK, NATIONAL ASSOCIATION




                                   ---------------------------------------------
                                   C. Jack Bean




                                   ---------------------------------------------
                                   William B. Byrd




                                   ---------------------------------------------
                                   Bobby W. Hackler




                                   ---------------------------------------------
                                   Joseph S. Hardin




                                   ---------------------------------------------
                                   G. M. Heinzelmann, III




                                   ---------------------------------------------
                                   Michael L. Milam




                                   ---------------------------------------------
                                   Garrett Morris




                                   ---------------------------------------------
                                   Cullen W. Turner


THE STATE OF TEXAS          )
                            )
COUNTY OF _____________     )

     On this _______ day of ______________, 199___, before me, a Notary Public for the State and County aforesaid, personally came Bobby W. Hackler, as President and ___________________ as Cashier, of Surety Bank, National Association, a national banking association, and each in his said capacity acknowledged the foregoing instrument to be the act and deed of said association and the seal affixed thereto to be its seal; and came also C. Jack Bean, William B. Byrd, Bobby W. Hackler, Joseph S. Hardin, G. M. Heinzelmann, III, Michael L. Milam, Garrett Morris and Cullen W. Turner, being all of the Board of Directors of said association and each of them acknowledged said instrument to be the act and deed of said association and of himself as director thereof.

     WITNESS my official seal and signature this day and year aforesaid.



                                   ---------------------------------------------
                                   Notary Public, State of Texas


                                   ---------------------------------------------
                                   (Print or Type Notary's Name)

My Commission Expires:

----------------------------

     IN WITNESS WHEREOF, First Bank has caused this Merger Agreement to be executed in counterparts by its duly authorized officers and its corporate seal to be hereunto affixed as of the date first above written, and the directors constituting all of the Board of Directors of such banking association have hereunto subscribed their names.

FIRST BANK:                        FIRST NATIONAL BANK



                                   By:
                                      ------------------------------------------
                                                                     , President
                                       ------------------------------
ATTEST:




-----------------------------------
                      , Cashier
----------------------

                             ALL OF THE DIRECTORS OF
                               FIRST NATIONAL BANK




                                   ---------------------------------------------




                                   ---------------------------------------------

                                   ---------------------------------------------




                                   ---------------------------------------------



                                   ---------------------------------------------


THE STATE OF TEXAS          )
                            )
COUNTY OF ____________      )

     On this _______ day of _________________, 199___, before me, a Notary
Public for the State and County aforesaid, personally came _________________ as President and ________________ as Cashier, of FIRST NATIONAL BANK, a national banking association, and each in his/her said capacity acknowledged the foregoing instrument to be the act and deed of said association and the seal affixed thereto to be its seal; and came also ________________________________ __________________________________ ________________, being all of the Board of
Directors of said association and each of them acknowledged said instrument to be the act and deed of said association and of himself or herself as director thereof.

     WITNESS my official seal and signature this day and year aforesaid.



                                   ---------------------------------------------
                                   Notary Public, State of Texas


                                   ---------------------------------------------
                                   (Print or Type Notary's Name)

My Commission Expires:

----------------------------


     Newco hereby joins in the foregoing Merger Agreement, and undertakes that it will be bound thereby and will do and perform all acts and things therein referred to or provided to be done by it.

     IN WITNESS WHEREOF, Newco has caused this undertaking to be made in counterparts by its duly authorized officers and its corporate seal to be hereunto affixed as of the date first above written.

NEWCO:                             SURETY ACQUISITION, INC.



                                   By:
                                      ------------------------------------------
                                                                     , President
                                      -------------------------------
ATTEST:




-----------------------------------
                      , Secretary
----------------------

     Surety hereby joins in the foregoing Merger Agreement, and undertakes that it will be bound thereby and will do and perform all acts and things therein referred to or provided to be done by it.

     IN WITNESS WHEREOF, Surety has caused this undertaking to be made in counterparts by its duly authorized officers and its corporate seal to be hereunto affixed as of the date first above written.

SURETY:                            SURETY CAPITAL CORPORATION



                                   By:
                                      ------------------------------------------
                                      G. M. Heinzelmann, III, President

ATTEST:




-----------------------------------
Bobby W. Hackler, Secretary

                             AMENDMENT NUMBER ONE TO
                            REORGANIZATION AGREEMENT


     THIS AMENDMENT NUMBER ONE TO REORGANIZATION AGREEMENT is made and entered into this 16th day of January, 1996 by and between FIRST MIDLOTHIAN CORPORATION, a Texas corporation located in Midlothian, Texas ("First Midlothian"); FIRST NATIONAL BANK, a national banking association located in Midlothian, Texas ("First Bank"); all those individuals who have subscribed their names hereto individually and as a director (hereinafter referred to singly as a "Director" and collectively as the "Directors"); SURETY BANK, NATIONAL ASSOCIATION, a national banking association located in Lufkin, Texas ("Surety Bank"); and SURETY CAPITAL CORPORATION, a Delaware corporation located in Hurst, Texas ("Surety") (sometimes collectively referred to herein as the "parties").

     WHEREAS, the parties have agreed to amend the October 17, 1995 Reorganization Agreement by and between First Midlothian, First Bank, the Directors, Surety Bank and Surety (the "Reorganization Agreement"), to provide for the consolidation of First Bank and Surety Bank.

     For and in consideration of the covenants, terms and conditions of the Reorganization Agreement and the mutual benefits to the parties established by this Amendment Number One to Reorganization Agreement, the parties agree that the following sections of the Reorganization Agreement are hereby amended as follows:

     1. The Agreement to Consolidate First National Bank and Surety Bank, National Association Under the Charter of Surety Bank, National Association and Under the Title of Surety Bank, National Association, in the form attached hereto as EXHIBIT A, shall be attached to the Reorganization Agreement as though it was an original part thereof.

     2.   The fourth WHEREAS paragraph is revised to read in full as follows:

     WHEREAS, First Midlothian, First Bank, Surety Bank and Surety each desire to effect (a) the merger (the "Holding Company Merger") of a Texas corporation ("Newco"), which will be formed by Surety Bank as an operating subsidiary of Surety Bank, with and into First Midlothian, pursuant to which the shareholders of First Midlothian will receive cash, in the amount as herein described, in exchange for all of their shares of common stock of First Midlothian, (b) immediately upon consummation of the Holding Company Merger, the consolidation (the "Bank Consolidation") of First Bank and Surety Bank under the charter of Surety Bank (the Holding Company Merger and the Bank Consolidation are here-inafter referred to collectively as the "Mergers"), and (c) immediately or within three (3) months after the consummation of the Mergers, the dissolution of First Midlothian;

     3.   The sixth WHEREAS paragraph is revised to read in full as follows:

     WHEREAS, the Boards of Directors of First Midlothian, Surety, Surety Bank and First Bank have approved the Bank Consolidation pursuant to the national banking laws whereby the outstanding common stock of First Bank and Surety Bank shall, in accordance with the terms and conditions set forth in this Plan and in the Agreement to Consolidate in the form attached hereto as EXHIBIT B (the "Bank Consolidation Agreement") (the Holding Company Merger Agreement and the Bank Consolidation Agreement are hereinafter referred to collectively as the "Merger Agreements"), be cancelled, converted or exchanged, as more fully set forth in the Bank Consolidation Agreement.

     4.   Paragraph 3(m) is revised to read in full as follows:

          (m) VOTING. The Directors each hereby covenant and agree to vote all of their First Midlothian Common Stock in favor of the Holding Company Merger at the meeting of the shareholders of First Midlothian called to consider and vote upon the Holding Company Merger Agreement. First Midlothian hereby covenants and agrees to vote all of its First Bank Common Stock in favor of the Bank Consolidation at the meeting of the shareholders of First Bank called to consider and vote upon the Bank Consolidation Agreement.

     5.   Paragraph 4(b) is revised to read in full as follows:

          (b) PROXY MATERIAL AND MEETING OF SHAREHOLDERS. As soon as practicable after the date of this Plan, Surety and Surety Bank will cause Newco to submit this Plan and the Holding Company Merger Agreement to its shareholders for approval at a meeting of shareholders called for the purpose of voting thereon. Additionally, as soon as practicable after the date of this Plan, Surety Bank will prepare a proxy statement, notice of meeting and form of proxy to be used in connection with a meeting of its shareholders to consider and vote upon the transactions contemplated in this Plan and the Bank Consolidation Agreement, to use its best efforts to obtain the authorization of the Comptroller for Surety Bank to furnish such proxy material to its shareholders, to thereafter duly call and hold said meeting of its shareholders, to submit and recommend to its shareholders the approval of the transactions contemplated in this Plan and the Bank Consolidation Agreement and to cause to be furnished to each such shareholder a copy of such proxy material.

     6.   Paragraph 4(c) is revised to read in full as follows:

          (c) VOTING. Surety Bank hereby covenants and agrees to vote all of its shares of common stock of Newco in favor of the Holding Company Merger at the meeting of the shareholders of Newco called to consider and vote upon the Holding Company Merger Agreement. Surety hereby covenants and agrees to vote all of its shares of common stock of Surety Bank in favor of the Bank Consoli-dation at the meeting of the shareholders of Surety Bank to consider and vote upon the Bank Consolidation Agreement.

     7.   Paragraph 5(a)(i) is revised to read in full as follows:

               (i) applications (or waivers therefrom) to be filed on behalf of Newco with the Federal Reserve for authority to consummate the Holding Company Merger and applications to be filed on behalf of Surety Bank with the Comptroller for authority to consummate the Bank Consolidation, and

     8.   Paragraph 7(c)(ii)(5) is revised to read in full as follows:

                      (5) a certificate of the Cashier of First Bank dated the Closing Date attesting to the adoption of all resolutions by its directors and shareholders and the taking of all such other corporate action by First Bank as shall have been required for consummation of the Bank Consolidation.

     9.   Paragraph 7(d)(ii) is revised to read in full as follows:

               (ii) At a meeting of the shareholders of First Bank duly called and held for such purpose, the transactions contemplated in this Plan and the Bank Consolidation Agreement shall have been duly approved by First Midlothian as the sole shareholder of First Bank.

     10.  Paragraph 8(c)(iii) is revised to read in full as follows:

               (iii) a certificate of the Cashier of Surety Bank, dated the Closing Date, attesting to the adoption of all resolutions by the directors and shareholders and the taking of all other corporate action by Surety Bank as shall have been required for consummation of the Bank Consolidation.

     11.  Paragraph 8(d)(i) is revised to read in full as follows:

               (i) At a meeting of the shareholders of Surety Bank duly called and held for such purpose, the transactions contemplated in this Plan and the Bank Consolidation Agreement shall have been duly approved by the requisite vote of such shareholders.

     12.  Paragraph 12(i) is revised to read in full as follows:

          (i) Surety, as the parent of that group of affiliate companies filing a federal consolidated income tax return, and as the party responsible for the filing or causing to be filed any Texas franchise tax returns for itself or for its affiliates, shall be obligated to pay to the shareholders of First Midlothian any decrease in federal income taxes or Texas franchise tax realized by Surety and its affiliates because of either an audit adjustment, amended tax return or claim for refund that is directly attributable to the activities of First Midlothian and/or First Bank for the pre-merger/ consolidation period for which such shareholders have not been previously compensated. If statutory interest is received by Surety in connection with such audit adjustment, amended tax return, or claim for refund, this amount shall also be paid to such shareholders. Any amounts owed to the shareholders of First Midlothian shall be paid within fifteen (15) days of Surety's receipt of same.

     13.  Paragraph 17 is revised to read in full as follows:

     17. MISCELLANEOUS. This Plan and the Merger Agreements constitute the entire contract and shall supersede all prior agreements and understandings, both written and oral, between the parties hereto and thereto with respect to the subject matter hereof and thereof and no party shall be liable or bound to the other in any manner by any warranties or representations except as specifically set forth herein or in the Merger Agreements or expressly required to be made or delivered pursuant hereto or thereto. Each of the attachments, schedules, lists and exhibits called for by this Plan and the Merger Agreements is made a part of this Plan and the Merger Agreements the same as if set out verbatim at each point where reference is made to it. The schedules to be prepared by First Midlothian in connection with this Plan shall be delivered to Surety within ten (10) days of the date of this Plan. The terms and conditions of this Plan and the Merger Agreements shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto and thereto, but nothing contained herein shall be construed as a consent to any assignment of this Plan or the Merger Agreements by the parties hereto or thereto, or any of them. Nothing in this Plan or in the Merger Agreements, express or implied, is intended to confer upon any party, other than the parties hereto and thereto, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of such agreements, except as expressly provided herein or therein. The provisions of SECTIONS 9, 10, 11 AND 12 of the Holding Company Merger Agreement and SECTIONS 8, 9, 10 AND 11 of the Bank Consolidation Agreement are hereby incorporated into this Plan for all purposes. This Plan may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument, but only one of which need be produced. The headings of the Sections and Subsections of this Plan are inserted for convenience only and shall not be deemed to constitute part of this Plan or to affect the construction hereof. As used in this Plan, the words "herein", "hereof", and "hereunder" and other words of similar import refer to this Plan as a whole and not to any particular section, subsection or other subdivision. Unless context otherwise requires, words in the singular number include the plural and the plural include the singular, and words of the masculine gender include the feminine and neuter genders and words of the neuter gender referred to any gender. In case any one or more of the provisions contained in this Plan or the Merger

Agreements shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions hereof or thereof, and this Plan and the Merger Agreements shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein and therein. This Plan shall be construed in accordance with the laws of the State of Texas. All disputes arising out of this Plan and/or the Merger Agreements shall be litigated in Tarrant County, Texas and, to the extent such a dispute relates to the alleged breach of a warranty or representation by a party to this Plan, any suit initiated with respect to such a dispute shall be commenced on or before the expiration of such warranty or representation pursuant to SECTION 10 of this Plan. No term or condition of this Plan or the Merger Agreements shall be deemed to have been waived, nor shall there be any estoppel to enforce any provision of this Plan or the Merger Agreements, except by written instrument signed by the party charged with such waiver or estoppel.

     14.  Paragraph 18 is revised to read in full as follows:

     18. BREAKUP FEE. In the event Surety elects to terminate this Plan and the Merger Agreements by written notice to such effect to First Midlothian (the "Election") pursuant to SECTION 7(e) of this Plan, as a result of Surety's inability to have sufficient financial resources available, in the sole opinion of Surety, to consummate the transactions contemplated by the this Plan and the Merger Agreements, Surety shall pay to First Midlothian a break-up fee, as follows, and upon payment thereof, none of the parties to this Plan nor the Merger Agreements shall have any further obligations to each other, except as expressly set forth in this SECTION 18:

          (a) If Surety makes the Election on or before December 31, 1995, Surety shall pay to First Midlothian the sum of TWENTY-FIVE THOUSAND AND NO/100 DOLLARS ($25,000) concurrently with the mailing of the notice of such Election.

          (b) If Surety makes the Election on or before March 31, 1996, Surety shall pay to First Midlothian the sum of THIRTY-FIVE THOUSAND AND NO/100 DOLLARS ($35,000) concurrently with the mailing of the notice of such Election.

          (c)  If Surety makes the Election on or before June 30,
          1996, Surety shall pay to First Midlothian the sum of FIFTY THOUSAND AND NO/100 DOLLARS ($50,000) concurrently with the mailing of the notice of such Election.

     15. Except as specifically amended by this Amendment Number One to Reorganization Agreement, the Reorganization Agreement by and between the parties shall remain in full force and effect.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Plan to be signed in counterparts all as of the date first above written.

                                   FIRST MIDLOTHIAN CORPORATION,
                                   a Texas corporation



                                   By: /s/ Danny D. Rodgers
                                      ------------------------------------------
                                      Danny D. Rodgers, Vice President

                                   FIRST NATIONAL BANK,
                                   a national banking association



                                   By: /s/ Danny D. Rodgers
                                      ------------------------------------------
                                      Danny D. Rodgers, President



                                   /s/ Billie Jo Duran
                                   ---------------------------------------------
                                   Billie Jo Duran, Individually and as a
                                   Director of First Midlothian Corporation and
                                   First National Bank



                                   /s/ Charles L. Duran
                                   ---------------------------------------------
                                   Charles L. Duran, Individually and as a
                                   Director of First Midlothian Corporation and
                                   First National Bank



                                   /s/ V. H. Easterwood, Jr.
                                   ---------------------------------------------
                                   V. H. Easterwood, Jr., Individually and as a
                                   Director of First Midlothian Corporation and
                                   First National Bank



                                   /s/ Lou E. Rodgers
                                   ---------------------------------------------
                                   Lou E. Rodgers, Individually and as a
                                   Director of First Midlothian Corporation and
                                   First National Bank

                                   /s/ Danny D. Rodgers
                                   ---------------------------------------------
                                   Danny D. Rodgers, Individually and as a
                                   Director of First Midlothian Corporation and
                                   First National Bank



                                   /s/ J. C. Rodgers
                                   ---------------------------------------------
                                   J. C. Rodgers, Individually and as a Director of First Midlothian Corporation and First National Bank



                                   /s/ J. C. Rodgers
                                   ---------------------------------------------
                                   J. D. Rodgers, Individually and as a Director of First Midlothian Corporation and First National Bank



                                   /s/ E. L. Webb
                                   ---------------------------------------------
                                   E. L. Webb, Individually and as a Director of First Midlothian Corporation and First National Bank

                                   SURETY BANK, NATIONAL ASSOCIATION,
                                   a national banking association



                                   By: /s/ Bobby Hackler
                                      ------------------------------------------
                                   Its:
                                       -----------------------------------------

                                   SURETY CAPITAL CORPORATION,
                                   a Delaware corporation



                                   By: /s/ G. M. Heinzelmann, III
                                      ------------------------------------------
                                   Its:
                                       -----------------------------------------

                                  EXHIBIT A


                  AGREEMENT TO CONSOLIDATE FIRST NATIONAL BANK
      AND SURETY BANK, NATIONAL ASSOCIATION UNDER THE
             CHARTER OF SURETY BANK, NATIONAL ASSOCIATION AND UNDER
                 THE TITLE OF SURETY BANK, NATIONAL ASSOCIATION


     CONSOLIDATION AGREEMENT made this 16th day of January, 1996, between SURETY BANK, NATIONAL ASSOCIATION ("Surety Bank") and FIRST NATIONAL BANK ("First Bank") and joined in by SCC ACQUISITION, INC., a Texas corporation ("Newco") (prior to the Holding Company Merger known as "First Midlothian Corporation") and SURETY CAPITAL CORPORATION, a Delaware corporation ("Surety").

                                   WITNESSETH:

     A. Surety Bank is a national banking association duly organized and existing under the laws of the United States of America having its principal offices in the City of Lufkin, County of Angelina, State of Texas.

     B. First Bank is a national banking association duly organized and existing under the laws of the United States having its principal offices in the City of Midlothian, County of Ellis, State of Texas.

     C. First Bank has, and will have as of the Effective Time, (i) authorized capital stock of $480,000 consisting of 48,000 shares of common stock, $10.00 par value ("First Bank Common Stock"), of which 48,000 shares are, or will be as of the Effective Time, issued and outstanding and (ii) surplus of not less than $1,000,000.

     D. All of the issued and outstanding shares of First Bank Common Stock are and will be as of the Effective Time held of record and beneficially by Newco.

     E. Surety Bank has, and will have as of the Effective Time, (i) authorized capital stock of $5,460,000 consisting of 6,000,000 shares of common stock, $0.91 par value ("Surety Bank Common Stock"), of which 3,708,195 shares are, or will be as of the Effective Time, issued and outstanding and (ii) surplus of not less than $5,330,000.

     F. Over ninety-nine percent (99%) of all of the issued and outstanding shares of Surety Bank Common Stock are and will be as of the Effective Time held of record and beneficially by Surety.

     G. A majority of the Boards of Directors of First Bank and of Surety Bank has approved this Consolidation Agreement under which First Bank and Surety Bank shall be consolidated (the "Bank Consolidation") under the charter of Surety Bank and has authorized the execution hereof; the Board of Directors of Newco has approved this Consolidation Agreement, authorized Newco to join in and be bound by this Consolidation Agreement, and authorized the undertakings herein made by Newco; and the Board of Directors of Surety has approved this Consolidation Agreement, authorized Surety to join in and be bound by this Consolidation Agreement, and authorized the undertakings herein made by Surety.

     H. Surety; Surety Bank; First Midlothian Corporation, a Texas corporation registered as a bank holding company located in Midlothian, Texas ("First Midlothian"); certain of the shareholders of First Midlothian (the "Shareholders"); and First Bank have entered into a Reorganization Agreement dated October 17, 1995 (the "Reorganization Agreement") which contemplates the Bank Consolidation provided for in this Consolidation Agreement. All terms not defined in this Consolidation Agreement shall have the meaning set forth in the Reorganization Agreement.

     I. As and when required by the provisions of this Consolidation Agreement or the Reorganization Agreement (hereinafter referred to collectively as the "Consolidation Plan"), all such action as may be necessary or appropriate shall be taken by Surety Bank, First Bank, Newco and Surety in order to consummate the Bank Consolidation.

     NOW, THEREFORE, in consideration of the premises, Surety Bank and First Bank, joined by Newco and Surety, hereby agree that First Bank and Surety Bank shall be consolidated under the charter of Surety Bank on the following terms and conditions:

     1. At the Effective Time, First Bank and Surety Bank shall be consolidated under the Articles of Association and Charter of Surety Bank. Said Bank Consolidation shall be pursuant to the provisions of and with the effect provided in 12 U.S.C. Section 215.

     2. At the Effective Time, the name of Surety Bank (hereinafter referred to as "Continuing Bank" whenever reference is made to it as of the time of Bank Consolidation or thereafter) shall continue to be "Surety Bank, National Association"; the Articles of Association of Continuing Bank shall be as set forth in ANNEX A attached hereto and made a part hereof; the bylaws of Surety Bank in effect immediately prior to the Bank Consolidation shall become the bylaws of Continuing Bank; the established office and facilities of First Bank immediately prior to the Bank Consolidation shall become the established office and facilities of Continuing Bank; and the established office and facilities of Surety Bank immediately prior to the Bank Consolidation shall continue and be operated as a branch of Continuing Bank.

     3. At the Effective Time, the corporate existence of Surety Bank and First Bank shall, as provided in 12 U.S.C. Section 215, be merged into and continued in Continuing Bank; and Continuing Bank shall be deemed to be the same corporation as Surety Bank and First Bank. All rights, franchises and interests of Surety Bank and First Bank, respectively, in and to every type of property (real, personal and mixed) and choses in action shall be transferred to and vested in Continuing Bank by virtue of such Bank Consolidation without any deed or other transfer. Continuing Bank at the

Effective Time and without any order or other action on the part of any court or otherwise, shall hold and enjoy all rights of property, franchises and interests, including appointments, designations and nominations, and all other rights and interests as trustee, executor, administrator, transfer agent and registrar of stocks and bonds, guardian of estates, assignee, receiver, and in every other fiduciary capacity, and in every agency capacity, in the same manner and to the same extent as such rights, franchises and interests were held or enjoyed by Surety Bank and First Bank, respectively, at the Effective Time, subject, however, to the provisions of 12 U.S.C. Section 215(f).

     4. At the Effective Time, Continuing Bank shall be liable for all liabilities of Surety Bank and of First Bank, respectively; and all deposits, debts, liabilities, obligations and contracts of Surety Bank and of First Bank, respectively, matured or unmatured, whether accrued, absolute, contingent or otherwise, and whether or not reflected or reserved against on balance sheets, books of account or records of Surety Bank or First Bank, as the case may be, including all liabilities of Surety Bank and First Bank for taxes, whether existing at the Effective Time or arising as a result of or pursuant to the Bank Consolidation, shall be those of Continuing Bank and shall not be released or impaired by the Bank Consolidation; and all rights of creditors and other obligees and all liens on property of either Surety Bank or First Bank shall be preserved unimpaired.

     5.   At the Effective Time:

          (a) All shares of First Bank Common Stock outstanding at the Effective Time held by Newco shall, without any action on the part of Newco, be cancelled and be of no further force and effect.

          (b) Each share of Surety Bank Common Stock outstanding at the Effective Time held by the shareholders of Surety Bank, other than shares of Surety Bank Common Stock held of record by Surety and Dissenting Shares (as hereinafter defined), without any action on the part of the shareholders of Surety Bank, shall be converted into and exchanged for the right to receive cash equal to: (i) the product obtained by multiplying the number of shares of common stock of Surety (the "Surety Common Stock") issued and outstanding on the date of approval of the Bank Consolidation by the Office of the Comptroller of the Currency (the "Approval Date") by the average of the high and low prices of such Surety Common Stock on the American Stock Exchange, Inc. on the Approval Date, divided by (ii) the number of shares of Surety Bank Common Stock issued and outstanding on the Approval Date (the "Exchange Price").

          (c) Each share of Surety Bank Common Stock issued and outstanding at the Effective Time and held of record by Surety shall be converted into one share of common stock of Continuing Bank.

          (d) For purposes of this Merger Agreement, "Dissenting Shares" shall refer to those shares of Surety Bank Common Stock owned by shareholders of Surety Bank who, pursuant to 12 U.S.C. Section 215, (i) vote against the Bank Consolidation at the meeting of the shareholders of Surety Bank to consider and vote on the Bank Consolidation referred to in Section 4(b) of the Reorganization Agreement, or who give notice in writing at or prior to such meeting to the presiding officer of Surety Bank that he dissents from the Bank Consolidation and (ii) within thirty (30) days after the date of consummation of the Bank Consolidation, request in writing from Continuing Bank payment of the value of their shares of Surety Bank Common Stock, accompanied by the surrender of the stock certificates evidencing such Surety Bank Common Stock. Notwithstanding anything in this Consolidation Agreement to the contrary, Dissenting Shares shall not be converted into the right to receive, or be exchangeable for, cash as provided in SECTION 5(b) hereof, but, instead, the holders thereof shall be entitled to payment of the value of such Dissenting Shares on the Approval Date determined in accordance with the provisions of 12 U.S.C. Sections 215(c) and
(d).

     6.   After the Effective Time:

          (a) The shareholders of Surety Bank, other than Surety and the holders of Dissenting Shares, as the holders of the outstanding certificate or certificates which prior thereto represented shares of Surety Bank Common Stock, may surrender same to Continuing Bank, and such shareholders of Surety Bank shall be entitled upon such surrender to receive from Continuing Bank in exchange therefor, without cost to such holder, the Exchange Price for each share of Surety Bank Common Stock represented by such outstanding certificate or certificates surrendered.

          (b) Until so surrendered, each such outstanding certificate which, prior to the Effective Time, represented shares of Surety Bank Common Stock shall be deemed for all purposes to evidence solely the right to receive the amount of cash into and for which such shares of Surety Bank Common Stock shall have been converted pursuant to SECTION 5(b) hereof. No interest shall be payable with respect to any such cash payments. If a shareholder of Surety Bank is unable to locate any of his certificates which prior to the Effective Time represented shares of Surety Bank Common Stock, Continuing Bank shall issue a check to such shareholder in the amount which such shareholder would otherwise be entitled to receive hereunder without surrendering such certificate, upon receipt by Continuing Bank of an indemnity bond in favor of Continuing Bank and satisfactory in all respects to Continuing Bank.

          (c) The stock transfer books of Surety Bank shall be closed as of the close of business on the Closing Date (hereinafter defined), and no transfer of record of any of the shares of Surety Bank Common Stock shall take place thereafter. From and after the close of business on the Closing Date, shares of Surety Bank Common

Stock shall cease to be shares of Surety Bank, irrespective of whether such shares are ultimately surrendered.

     7. The directors, advisory directors and officers, respectively, of Continuing Bank at the Effective Time shall be those persons who are directors, advisory directors and officers, respectively, of Surety Bank immediately before the Effective Time. The committees of the Board of Directors of Continuing Bank at the Effective Time shall be the same as, and shall be composed of the same persons who are serving on, committees of the Board of Directors of Surety Bank as they exist immediately before the Effective Time.

     8. This Consolidation Agreement shall be approved by Newco, the sole shareholder of First Bank pursuant to a Unanimous Consent executed and delivered by such sole shareholder in accordance with the Reorganization Agreement. This Consolidation Agreement shall be submitted to the shareholders of Surety Bank, at a meeting called to be held as promptly as practicable in accordance with the Reorganization Agreement. Upon approval of the shareholders of Surety Bank and First Bank, this Consolidation Agreement shall be made effective as soon as practicable thereafter in the manner provided in SECTION 12 hereof.

     9. The Consolidation Plan shall be automatically terminated and abandoned at any time prior to or on the Closing Date, whether before or after action thereon by the shareholders of Surety Bank or First Bank, in the event the Holding Company Merger is not consummated, for any reason whatsoever, and may be terminated and abandoned at any time prior to or on the Closing Date, whether before or after action thereon by the shareholders of Surety Bank or First Bank by the mutual consent in writing of Surety Bank and First Bank.

     10. In the event of the termination and abandonment of the Consolidation Plan pursuant to the provisions of SECTION 9 hereof, the same shall be of no further force or effect except that the indemnification provisions set forth in
Section 11 and the provisions relating to expenses set forth in Section 9 of the Reorganization Agreement shall survive any such termination and abandonment.

     11. Any of the terms or conditions of the Consolidation Plan may be waived at any time, whether before or after action thereon by the shareholders of Surety Bank or First Bank, by the party which is entitled to the benefits thereof; and this Consolidation Agreement or the Reorganization Agreement may be modified or amended at any time, whether before or after action thereon by the shareholders of Surety Bank or First Bank; provided, however, that such action shall be taken only if, in the judgment of Surety Bank and First Bank, such waiver, modification or amendment will not have a materially adverse effect on Surety Bank, First Bank or their respective shareholders. Any waiver, modification or amendment shall be in writing.

     12. The "Closing Date" shall have the meaning set forth in the Holding Company Merger Agreement. The closing (the "Closing") shall be held at the offices of Surety located in Hurst, Texas on the Closing Date. At the Closing, Newco shall deliver to Surety Bank all of the stock certificates evidencing issued and outstanding shares of common stock of First Bank. Subject to the terms, and upon satisfaction on or before the Closing Date of all requirements of law and the conditions specified in the Consolidation Plan, including receipt of the approval of the Comptroller of the Currency specified in 12 U.S.C.
Section 215, the Bank Consolidation shall become effective at the time specified in the certificate to be issued by the Comptroller of the Currency under the seal of his office approving the Bank Consolidation, such time being herein called the "Effective Time."

     13. For the convenience of the parties hereto and to facilitate the filing and recording of this Consolidation Agreement, any number of counterparts thereof may be executed, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument, but only one of which need be produced.

     IN WITNESS WHEREOF, Surety Bank has caused this Consolidation Agreement to be executed in counterparts by its duly authorized officers and its corporate seal to be hereunto affixed as of the date first above written, and the directors constituting all of the Board of Directors of such banking association have hereunto subscribed their names.

SURETY BANK:                  SURETY BANK, NATIONAL ASSOCIATION



                              By:______________________________
                                 Bobby W. Hackler, President
ATTEST:



_____________________________
Robert E. Crews, Cashier


                             ALL OF THE DIRECTORS OF
                        SURETY BANK, NATIONAL ASSOCIATION



                              __________________________________
                              C. Jack Bean

                              __________________________________
                              William B. Byrd



                              __________________________________
                              Bobby W. Hackler



                              __________________________________
                              Joseph S. Hardin



                              __________________________________
                              G. M. Heinzelmann, III



                              __________________________________
                              Michael L. Milam



                              __________________________________
                              Garrett Morris



                              __________________________________
                              Cullen W. Turner


THE STATE OF TEXAS       )
                         )
COUNTY OF _____________  )

     On this _______ day of ______________, 199___, before me, a Notary Public for the State and County aforesaid, personally came Bobby W. Hackler as President and Robert E. Crews as Cashier, of SURETY BANK, NATIONAL ASSOCIATION, a national banking association, and each in his said capacity acknowledged the foregoing instrument to be the act and deed of said association and the seal affixed thereto to be its seal; and came also C. Jack Bean, William B. Byrd, Bobby W. Hackler, Joseph S. Hardin, G. M. Heinzelmann, III, Michael L. Milam, Garrett Morris and Cullen W. Turner, being all of the Board of Directors of said association and each of them acknowledged said instrument to be the act and deed of said association and of himself as director thereof.

     WITNESS my official seal and signature this day and year aforesaid.


                              _____________________________________
                              Notary Public, State of Texas

                              _____________________________________
                              (Print or Type Notary's Name)

My Commission Expires:
____________________________


     IN WITNESS WHEREOF, First Bank has caused this Consolidation Agreement to be executed in counterparts by its duly authorized officers and its corporate seal to be hereunto affixed as of the date first above written, and the directors constituting all of the Board of Directors of such banking association have hereunto subscribed their names.

FIRST BANK:                   FIRST NATIONAL BANK



                              By:_________________________________
                                 Danny D. Rodgers, President
ATTEST:



_____________________________
Patsy Melton, Cashier


                             ALL OF THE DIRECTORS OF
                               FIRST NATIONAL BANK



                              __________________________________
                              Billie Jo Duran



                              __________________________________
                              Charles L. Duran



                              __________________________________
                              V. H. Easterwood, Jr.

                              __________________________________
                              Danny D. Rodgers



                              __________________________________
                              J. C. Rodgers



                              __________________________________
                              J. D. Rodgers



                              __________________________________
                              Lou E. Rodgers



                              __________________________________
                              E. L. Webb


THE STATE OF TEXAS       )
                         )
COUNTY OF ____________   )

     On this _______ day of _________________, 199___, before me, a Notary
Public for the State and County aforesaid, personally came Danny D. Rodgers as President and Patsy Melton as Cashier, of FIRST NATIONAL BANK, a national banking association, and each in his/her said capacity acknowledged the foregoing instrument to be the act and deed of said association and the seal affixed thereto to be its seal; and came also Billie Jo Duran, Charles L. Duran,
V. H. Easterwood, Jr., Danny D. Rodgers, J. C. Rodgers, J. D. Rodgers, Lou E. Rodgers and E. L. Webb, being all of the Board of Directors of said association and each of them acknowledged said instrument to be the act and deed of said association and of himself or herself as director thereof.

     WITNESS my official seal and signature this day and year aforesaid.


                              __________________________________
                              Notary Public, State of Texas

                              __________________________________
                              (Print or Type Notary's Name)

My Commission Expires:
____________________________

     Newco hereby joins in the foregoing Consolidation Agreement, and undertakes that it will be bound thereby and will do and perform all acts and things therein referred to or provided to be done by it.

     IN WITNESS WHEREOF, Newco has caused this undertaking to be made in counterparts by its duly authorized officers and its corporate seal to be hereunto affixed as of the date first above written.

NEWCO:                        SCC ACQUISITION, INC.



                              By:_____________________________________________
                                 __________________________________, President
ATTEST:



______________________________
____________________, Secretary

     Surety hereby joins in the foregoing Consolidation Agreement, and undertakes that it will be bound thereby and will do and perform all acts and things therein referred to or provided to be done by it.

     IN WITNESS WHEREOF, Surety has caused this undertaking to be made in counterparts by its duly authorized officers and its corporate seal to be hereunto affixed as of the date first above written.

SURETY:                       SURETY CAPITAL CORPORATION



                              By:_________________________________
                                 G. M. Heinzelmann, III, President

ATTEST:



_____________________________
Bobby W. Hackler, Secretary

                                   ANNEX A

                           ARTICLES OF ASSOCIATION                        1995


     FIRST. The title of the association shall be Surety Bank, National Association.

     SECOND. The main office of the association shall be in Midlothian, County of Ellis, State of Texas. The general business of the association shall be conducted at its main office and its branches.

     THIRD. The board of directors of the association shall consist of not less than 5 nor more than 25 persons, the exact number to be fixed and determined from time to time by resolution of a majority of the full board of directors or by resolution of a majority of the shareholders at any annual or special meeting thereof. Each director shall own common or preferred stock of the association with an aggregate par value of not less than $1,000, or common or preferred stock of a bank holding company owning the association with an aggregate par, fair market or equity value of not less than $1,000, as of either (i) the date of purchase, (ii) the date the person became a director, or (iii) the date of that person's most recent election to the board of directors, whichever is greater. Any combination of common or preferred stock of the association or holding company may be used.

     Any vacancy in the board of directors may be filled by action of a majority of the remaining directors between meetings of shareholders. The board of directors may not increase the number of directors between meetings of shareholders to a number which: (1) exceeds by more than 2 the number of directors last elected by shareholders where the number was 15 or less; and (2) exceeds by more than 4 the number of directors last elected by shareholders where the number was 16 or more, but in no event shall the number of directors exceed 25.

     Terms of directors, including directors selected to fill vacancies, shall expire at the next regular meeting of shareholders at which directors are elected, unless the directors resign or are removed from office.

     Despite the expiration of a director's term, the director shall continue to serve until his or her successor is elected and qualifies or until there is a decrease in the number of directors and his or her position is eliminated.

     Honorary or advisory members of the board of directors, without voting power or power of final decision in matters concerning the business of the association, may be appointed by resolution of a majority of the full board of directors, or by resolution of shareholders at any annual or special meeting. Honorary or advisory directors shall not be counted for purposes of determining the number of directors of the association or the presence of a quorum in connection with any board action, and shall not be required to own qualifying shares.

     FOURTH. There shall be an annual meeting of the shareholders to elect directors and transact whatever other business may be brought before the meeting. It shall be held at the main office or any other convenient place the board of directors may designate, on the day of each year specified therefore in the bylaws, or if that day falls on a legal holiday in the state in which the association is located, on the next following banking day. If no election is held on the day fixed or in event of a legal holiday, an election may be held on any subsequent day within 60 days of the day fixed, to be designated by the board of directors, or, if the directors fail to fix the day, by shareholders representing two-thirds of the shares issued and outstanding. In all cases at least 10 days' advance notice of the meeting shall be given to the shareholders by first class mail.

     In all elections of directors, the number of votes each common shareholder may cast will be determined by multiplying the number of shares he or she owns by the number of directors to be elected. Those votes may be cumulated and cast for a single candidate or may be distributed among two or more candidates in the manner selected by the shareholder. On all other questions, each common shareholder shall be entitled to one vote for each share of stock held by him or her.

     Nominations for election to the board of directors may be made by the board of directors or by any stockholder of any outstanding class of capital stock of the association entitled to vote for election of directors. Nominations other than those made by or on behalf of the existing management shall be made in writing and be delivered or mailed to the president of the association and to the Comptroller of the Currency, Washington, D.C., not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors; provided, however, that if less than 21 days' notice of the meeting is given to shareholders, such nominations shall be mailed or delivered to the president of the association and to the Comptroller of the Currency not later than the close of business on the seventh day following the date on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholder:

     (1)  The name and address of each proposed nominee.

     (2)  The principal occupation of each proposed nominee.

     (3) The total number of shares of capital stock of the association that will be voted for each proposed nominee.

     (4)  The name and residence address of the notifying shareholder, and

     (5) The number of shares of capital stock of the association owned by the notifying shareholder.

     Nominations not made in accordance herewith may, in his/her discretion, be disregarded by the chairperson of the meeting, and the vote tellers may disregard all votes cast for each such nominee. No bylaw may unreasonably restrict the nomination of directors by shareholders.

     A director may resign at any time by delivering written notice to the board of directors, its chairperson, or to the association, which resignation shall be effective when the notice is delivered unless the notice specifies a later effective date.

     A director may be removed by shareholders at a meeting called to remove him or her, when notice of the meeting stating that the purpose or one of the purposes is to remove him or her is provided, if there is a failure to fulfill one of the affirmative requirements for qualification, or for cause; provided, however, that a director may not be removed if the number of votes sufficient to elect him or her under cumulative voting is voted against his or her removal.

     FIFTH. The authorized amount of capital stock of this association shall be 6,000,000 shares of common stock with a par value of ninety-one cents ($0.91) each; but said capital stock may be increased or decreased from time to time, according to the provisions of the laws of the United States.

     No holder of shares of the capital stock of any class of the association shall have any preemptive or preferential right of subscription to any shares of any class of stock of the association, whether now or hereafter authorized, or to any obligations convertible into stock of the association, issued, or sold, nor any right of subscription to any thereof other than such, if any, as the board of directors, in its discretion may from time to time determine and at such price as the board of directors may from time to time fix.

     Unless otherwise specified in the articles of association or required by law, (1) all matters requiring shareholder action, including amendments to the articles of association must be approved by shareholders owning a majority voting interest in the outstanding voting stock, and (2) each shareholder shall be entitled to one vote per share.

     Unless otherwise specified in the articles of association or required by law, all shares of voting stock shall be voted together as a class on any matters requiring shareholder approval. If a proposed amendment would affect two or more classes or series in the same or a substantially similar way, all the classes or series so affected must vote together as a single voting group on the proposed amendment.

     Shares of the same class or series may be issued as a dividend on a pro rata basis and without consideration. Shares of another class or series may be issued as a share dividend in respect of a class or series of stock if approved by a majority of the votes entitled to be cast by the class or series to be issued unless there are no outstanding shares of the class or series to be issued. Unless otherwise provided by the board of directors, the record date for determining shareholders entitled to a share dividend shall be the date the board of directors authorizes the share dividend.

     Unless otherwise provided in the bylaws, the record date for determining shareholders entitled to notice of and to vote at any meeting is the close of business on the day before the first notice is mailed or otherwise sent to the shareholders, provided that in no event may a record date be more than 70 days before the meeting.

     If a shareholder is entitled to fractional shares pursuant to a stock dividend, consolidation or merger, reverse stock split or otherwise, the association may (a) issue fractional shares; (b) in lieu of the issuance of fractional shares, issue script or warrants entitling the holder to receive a full share upon surrendering enough script or warrants to equal a full share;
(c) if there is an established and active market in the association's stock, make reasonable arrangements to provide the shareholder with an opportunity to realize a fair price through sale of the fraction, or purchase of the additional fraction required for a full share; (d) remit the cash equivalent of the fraction to the shareholder; or (e) sell full shares representing all the fractions at public auction or to the highest bidder after having solicited and received sealed bids from at least 3 licensed stock brokers; and distribute the proceeds pro rata to shareholders who otherwise would be entitled to the fractional shares. The holder of a fractional share is entitled to exercise the rights of a shareholder, including the right to vote, to receive dividends, and to participate in the assets of the association upon liquidation, in proportion to the fractional interest. The holder of script or warrants is not entitled to any of these rights unless the script or warrants explicitly provide for such rights. The script or warrants may be subject to such additional conditions as: (1) that the script or warrants will become void if not exchanged for full shares before a specified date; and (2) that the shares for which the script or warrants are exchangeable may be sold at the option of the association and the proceeds paid to scriptholders.

     The association, at any time and from time to time, may authorize and issue debt obligations, whether or not subordinated, without the approval of the shareholders. Obligations classified as debt, whether or not subordinated, which may be issued by the association without the approval of shareholders, do not carry voting rights on any issue, including an increase or decrease in the aggregate number of the securities, or the exchange or reclassification of all or part of securities into securities of another class or series.

     SIXTH. The board of directors shall appoint one of its members as president of this association, and one of its members as chairperson of the board and shall have the power to appoint one or more vice presidents, a secretary who shall keep minutes of the directors' and shareholders' meetings and be responsible for authenticating the records of the association, and such other officers and employees as may be required to transact the business of this association. A duly appointed officer may appoint one or more officers or assistant officers if authorized by the board of directors in accordance with the bylaws.

     The board of directors shall have the power to:

     (1) Define the duties of the officers, employees and agents of the association.

     (2) Delegate the performance of its duties, but not the responsibility for its duties, to the officers, employees and agents of the association.

     (3) Fix the compensation and enter into employment contracts with its officers and employees upon reasonable terms and conditions consistent with applicable law.

     (4)  Dismiss officers and employees.

     (5)  Require bonds from officers and employees and fix the penalty thereof.

     (6) Ratify written policies authorized by the association's management or committees of the board.

     (7) Regulate the manner in which any increase or decrease of the capital of the association shall be made, provided that nothing herein shall restrict the power of shareholders to increase or decrease the capital of the association in accordance with law, and nothing shall raise or lower from two-thirds the percentage required for shareholder approval to increase or reduce the capital.

     (8)  Manage and administer the business and affairs of the association.

     (9) Adopt initial bylaws, not inconsistent with law or the articles of association, for managing the business and regulating the affairs of the association.

     (10) Amend or repeal bylaws, except to the extent that the articles of association reserve this power in whole or in part to shareholders.

     (11) Make contracts.

     (12) Generally perform all acts that are legal for a board of directors to perform.

     SEVENTH. The board of directors shall have the power to change the location of the main office to any other place within the limits of Midlothian, Texas without the approval of the shareholders, and shall have the power to establish or change the location of any branch or branches of the association to any other location permitted under applicable law, without the approval of the shareholders subject to approval by the Office of the Comptroller of the Currency.

     EIGHTH. The corporate existence of this association shall continue until terminated according to the laws of the United States.

     NINTH. The board of directors of this association, or any 3 or more shareholders owning, in the aggregate, not less than 10% of the stock of this association, may call a special meeting of shareholders at any time. Unless otherwise provided by the bylaws or the laws of the United States, or waived by shareholders, a notice of the time, place and purpose of every annual and special meeting of the shareholders shall be given by first-class mail, postage prepaid, mailed at least 10, and no more than 60, days prior to the date of the meeting to each shareholder of record at his/her address as shown upon the books of this association. Unless otherwise provided by the bylaws, any action requiring approval of shareholders must be effected at a duly called annual or special meeting.

     TENTH. The association shall indemnify to the fullest extent permitted under the Texas Business Corporation Act any person who is made a named defendant or respondent in any action, suit or proceeding, other than in an administrative proceeding or action instituted by an appropriate bank regulatory agency which proceeding or action results in a final order assessing civil monetary penalties or requiring affirmative action by such person in the form of payments to the association, whether civil, criminal, administrative, arbitrative or investigative, or in any appeal in such an action, suit or proceeding, by reason of the fact that he or she is or was a director, advisory director or officer of the association, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such director, advisory director or officer in connection with any such action, suit or proceeding. The association may indemnify other persons, as permitted by the Texas Business Corporation Act and other applicable laws. The association may purchase and maintain insurance on behalf of directors, advisory directors, officers or other persons against any liability asserted against such persons in their capacities as directors, advisory directors, officers or otherwise, other than for liability asserted against such persons pursuant to a formal order assessing civil monetary penalties.

     ELEVENTH. No director of the association shall be liable to the association or its shareholders for monetary damages for an act or omission in such director's capacity as a director of the association, except that this Article Eleventh shall not eliminate or limit the liability of a director of the association for:

       (i) a breach of such director's duty of loyalty to the association or its shareholders;

      (ii) an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law;

     (iii) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; or

      (iv) an act or omission for which the liability of a director is expressly provided for by statute.

Any repeal or amendment of this Article Eleventh by the shareholders of the association shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the association existing at the time of such repeal or amendment. Anything herein to the contrary notwithstanding, if the Texas Miscellaneous Corporation Laws Act is amended after approval by the shareholders of this Article Eleventh to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the association shall be eliminated or limited to the full extent then permitted by the Texas Miscellaneous Corporation Laws Act, as so amended from time to time.

     TWELFTH. These articles of association may be amended at any regular or special meeting of the shareholders by the affirmative vote of the holders of a majority of the stock of this association, unless the vote of the holders of a greater amount of stock is required by law, and in that case by the vote of the holders of such greater amount. The association's board of directors may propose one or more amendments to the articles of association for submission to the shareholders.

List of schedules to Reorganization Agreement by and between First Midlothian Corporation; First National Bank; the directors of First Midlothian Corporation and First National Bank; Surety Bank, National Association; and Surety Capital Corporation, dated October 17, 1995 which are not filed herewith:


SCHEDULE   DESCRIPTION
--------------------------------------------------------------------------------

1(f)       Debentures

1(g)       Loans

1(k) All tangible properties, real and personal owned or leased by First National Bank having an original cost in excess of $25,000

1(l)       Compliance with environmental laws

1(n)       Patents, trademarks, etc.

1(p) All policies of fire, liability and other forms of insurance and all fidelity bonds held by First
           Midlothian Corporation and First National Bank

1(q)       Material contracts

1(t)       Material contract defaults

1(u)       Litigation and other proceedings

1(x)       Absence of certain changes or events

1(z) Name, position and annual compensation of each person employed by First Midlothian and First Bank whose aggregate annual compensation from First Midlothian and First Bank (including bonuses and similar remuneration) exceeds $15,000

1(cc)      Non-deposit claims

The registrant will furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.